                                                                     Exhibit 2.7






                                MERGER AGREEMENT

                           AND PLAN OF REORGANIZATION

                                      AMONG

                           SPECTRASITE HOLDINGS, INC.,

                              VPI MERGER SUB, INC.,

                            VERTICAL PROPERTIES, INC.

                                       AND

                  THE STOCKHOLDERS OF VERTICAL PROPERTIES, INC.







                          Dated as of December 30, 1999

                                TABLE OF CONTENTS





ARTICLE 1             DEFINED TERMS............................................1

         Section 1.1       Defined Terms.......................................1

         Section 1.2       Terms Defined Elsewhere in this Agreement...........5

         Section 1.3       Clarifications......................................7

ARTICLE 2             THE MERGER AND THE MERGER CONSIDERATION..................7

         Section 2.1       The Merger..........................................7

         Section 2.2       [Intentionally omitted.]...........................10

         Section 2.3       [Intentionally omitted.]...........................10

         Section 2.4       Qualifying Lease and Qualifying LOI Payments.......10

         Section 2.5       Supplemental Payments..............................15

         Section 2.6       Tax Treatment of Payments..........................15

ARTICLE 3             REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
                       RELATINGTO THE STOCKHOLDERS............................15

         Section 3.1       Authorization of Transaction; Consents.............15

         Section 3.2       Noncontravention...................................16

         Section 3.3       Brokers' Fees......................................16

         Section 3.4       Investment.........................................16

         Section 3.5       The Shares.........................................17

         Section 3.6       Litigation.........................................17

         Section 3.7       Disclosure.........................................17

ARTICLE 4             REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB..17

         Section 4.1       Organization of Buyer and Merger Sub...............17

         Section 4.2       Authorization of Transaction; Consents.............18

         Section 4.3       Noncontravention...................................18

         Section 4.4       Brokers' Fees......................................18

         Section 4.5       Share Validity.....................................18

         Section 4.6       Securities Law Compliance..........................18

         Section 4.7       SEC Filings........................................19

         Section 4.8       Disclosure.........................................19

                               TABLE OF CONTENTS
                                   (continued)

ARTICLE 5             REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
                       CONCERNING COMPANY.....................................19

         Section 5.1       Organization, Qualification, Corporate Power,
                            Authorization of Transaction......................19

         Section 5.2       Capitalization.....................................20

         Section 5.3       Noncontravention; Consents.........................20

         Section 5.4       Brokers' Fees......................................21

         Section 5.5       Title to Assets....................................21

         Section 5.6       Subsidiaries.......................................21

         Section 5.7       Financial Statements...............................21

         Section 5.8       Events Subsequent to Most Recent Fiscal Year End...21

         Section 5.9       Undisclosed Liabilities............................23

         Section 5.10      Legal Compliance...................................23

         Section 5.11      Tax Matters........................................23

         Section 5.12      Broadcast Towers; Regulatory Requirements..........25

         Section 5.13      Real Property......................................25

         Section 5.14      Intellectual Property..............................27

         Section 5.15      Tangible Assets....................................27

         Section 5.16      Contracts..........................................27

         Section 5.17      Notes and Accounts Receivable; Accounts Payable....28

         Section 5.18      Powers of Attorney.................................28

         Section 5.19      Insurance..........................................28

         Section 5.20      Litigation.........................................29

         Section 5.21      Employees..........................................29

         Section 5.22      Employee Benefits..................................30

         Section 5.23      Guaranties.........................................32

         Section 5.24      Environmental, Health and Safety Matters...........32

         Section 5.25      Certain Business Relationships with the Company....33

         Section 5.26      Bank Accounts and Credits..........................33

         Section 5.27      Inventory..........................................33

         Section 5.28      Product and Service Warranty.......................33

                               TABLE OF CONTENTS
                                   (continued)

         Section 5.29      Year 2000 Compliance...............................33

         Section 5.30      Hart-Scott-Rodino..................................34

         Section 5.31      Disclosure.........................................34

ARTICLE 6             COVENANTS...............................................34

         Section 6.1       Conduct of Business of the Company.................34

         Section 6.2       The Stockholders' Actions..........................36

         Section 6.3       Other Actions......................................36

         Section 6.4       Notification of Certain Matters....................36

         Section 6.5       Access to Information..............................37

         Section 6.6       Cooperation; Further Assurances....................37

         Section 6.7       Public Announcements...............................37

         Section 6.8       Confidentiality....................................38

         Section 6.9       Expenses; Taxes....................................38

         Section 6.10      Control of the Company's Operations................38

         Section 6.11      Hart-Scott-Rodino Filing...........................38

         Section 6.12      Other Buyer Transactions...........................38

         Section 6.13      Consents...........................................38

         Section 6.14      Employee Benefits Matters..........................39

         Section 6.15      Tax Matters........................................39

         Section 6.16      Additional Post-Closing Covenants..................40

ARTICLE 7             CONDITIONS TO BUYER'S OBLIGATIONS.......................41

         Section 7.1       Performance by the Company and the Stockholders....41

         Section 7.2       Truth of Representations and Warranties............41

         Section 7.3       Receipt of Consents................................41

         Section 7.4       Hart-Scott-Rodino Act and other Governmental
                            Authorizations....................................41

         Section 7.5       Deliveries.........................................41

         Section 7.6       Material Adverse Effect............................41

         Section 7.7       Payment of Company Liabilities.....................41

         Section 7.8       Affiliate Loans....................................41

         Section 7.9       Post-Closing Lock-Ups..............................42

                               TABLE OF CONTENTS
                                   (continued)
         Section 7.10      Employment Agreement...............................42

         Section 7.11      Certain Proceedings................................42

         Section 7.12      Buyer Investigation................................42

         Section 7.13      Stockholders' Actions..............................42

         Section 7.14      Certificate of Merger..............................42

ARTICLE 8             CONDITIONS TO THE OBLIGATIONS OF THE STOCKHOLDERS AND THE
                       COMPANY................................................42

         Section 8.1       Performance by Buyer...............................42

         Section 8.2       Truth of Representations and Warranties............43

         Section 8.3       Deliveries.........................................43

         Section 8.4       Certain Proceedings................................43

         Section 8.5       Buyer Actions......................................43

         Section 8.6       Certificate of Merger..............................43

ARTICLE 9             CLOSING.................................................43

         Section 9.1       Closing............................................43

         Section 9.2       Deliveries and Actions by the Stockholders and the
                            Company...........................................43

         Section 9.3       Deliveries by Buyer................................45

ARTICLE 10            TERMINATION.............................................45

         Section 10.1      Termination........................................45

         Section 10.2      Effect of Termination..............................46

ARTICLE 11            INDEMNIFICATION.........................................46

         Section 11.1      Survival of Representations and Warranties.........46

         Section 11.2      Indemnification by the Stockholders................47

         Section 11.3      Indemnification by Buyer...........................48

         Section 11.4      Procedure for Indemnification......................48

         Section 11.5      Indemnification Escrow.............................50

         Section 11.6      Basket Amount......................................50

ARTICLE 12            MISCELLANEOUS...........................................50

         Section 12.1      Governing Law......................................50

         Section 12.2      Successors and Assigns.............................50

                               TABLE OF CONTENTS
                                   (continued)

         Section 12.3      Entire Agreement; Amendment........................50

         Section 12.4      Notices, Etc.......................................50

         Section 12.5      Delays or Omissions................................51

         Section 12.6      Counterparts.......................................52

         Section 12.7      Severability.......................................52

         Section 12.8      Headings...........................................52

         Section 12.9      Waiver of Jury Trial...............................52

         Section 12.10     Exclusive Benefit..................................52

         Section 12.11     Construction.......................................52

         Section 12.12     Exhibits and Schedules.............................52

         Section 12.13     Enforcement of Agreement...........................52

         Section 12.14     Acquisition of Buyer...............................53

         Section 12.15     Stockholders' Representative.......................53

                                TABLE OF CONTENTS
                                   (continued)



                                LIST OF SCHEDULES

         Schedule A                 Per Share Merger Consideration
         Schedule 2.4               Apportionment of Payments Among the
                                     Stockholders
         Schedule 3.2               Authorizations for Transaction;
                                     Noncontravention; Consents
         Schedule 4.2               Authorizations of Transaction;
                                     Noncontravention; Consents
         Schedule 5.1               Organization, Qualification, Corporate
                                     Power, Authorization of Transaction
         Schedule 5.2               Capitalization Stockholders Who Are Also
                                     Employees
         Schedule 5.3               Noncontravention; Consents
         Schedule 5.5               Permitted Liens
         Schedule 5.7(a)            Financial Statements
         Schedule 5.7(b)            Indebtedness for Borrowed Money, Trade
                                     Payables and Consulting Fees
         Schedule 5.8               Events Subsequent to Most Recent Fiscal Year
                                     End
         Schedule 5.9               Undisclosed Liabilities
         Schedule 5.11              Tax Matters
         Schedule 5.12(b)           Broadcast Towers; Regulatory Requirements
         Schedule 5.13              Real Property
         Schedule 5.14              Intellectual Property
         Schedule 5.15              Tangible Assets
         Schedule 5.16              Contracts
         Schedule 5.18              Powers of Attorney
         Schedule 5.19              Insurance
         Schedule 5.20              Litigation
         Schedule 5.21              Employees
         Schedule 5.22              Employee Benefits
         Schedule 5.23              Guaranties
         Schedule 5.24              Environmental, Health and Safety Matters
         Schedule 5.25              Certain Business Relationships with the
                                     Company
         Schedule 5.26              Bank Accounts and Credits
         Schedule 5.28              Product and Service Warranty
         Schedule 11.2              Indemnification by the Stockholders

                                LIST OF EXHIBITS

         Exhibit A:        Stockholders of Vertical Properties, Inc.
         Exhibit B:        Apportionment of Consideration
         Exhibit C:        Qualifying Lease and Qualifying LOI Payments;
                            Operating Budget
         Exhibit D:        Form of Employment Agreement
         Exhibit E:        Form of Opinion Letter
         Exhibit F:        Form of Post-Closing Escrow Agreement

                                MERGER AGREEMENT
                           AND PLAN OF REORGANIZATION


         This Merger Agreement and Plan of Reorganization is made and entered into as of December 30, 1999 by and among SpectraSite Holdings, Inc., a Delaware corporation (the "Buyer"), VPI Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Buyer ("Merger Sub"), Vertical Properties, Inc., a New York Corporation (the "Company"), and the Stockholders listed on Exhibit A hereto (the "Stockholders").

                                    RECITALS

         The Stockholders own all of the outstanding capital stock of the Company. The Company is engaged in site acquisition and leasing for television and radio transmission broadcast towers for entities in the broadcasting industry (the "Business").

         This Agreement contemplates a transaction in which Merger Sub will merge with and into the Company (the "Merger") pursuant to this Agreement, the Certificate of Merger and the applicable provisions of the laws of the State of Delaware and the State of New York.

         The Boards of Directors of each of the Buyer, Merger Sub and the Company have approved this Agreement and the transactions contemplated by this Agreement and the Boards of Directors of Merger Sub and the Company have approved and adopted this Agreement as a plan of reorganization within the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code (as hereinafter defined). The Stockholders have approved this Agreement and the transactions contemplated by this Agreement.

         IN CONSIDERATION of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:


                                   ARTICLE 1

                                  DEFINED TERMS

Section 1.1 Defined Terms. All capitalized terms not otherwise defined elsewhere in this Agreement shall have the meanings ascribed to such terms in this Section 1.1.

         "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

          "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person and any officer, director, general partner or family member of such Person. For purposes of this definition, "control" as applied to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

          "Code" means the Internal Revenue Code of 1986, as amended.

         "Company Common Stock" means the common stock, no par value per share, of the Company.

         "Compensation Arrangement" means any plan or compensation arrangement other than an Employee Plan, whether written or unwritten, which provides to employees, former employees, officers, directors, independent contractors or shareholders of the Company, any compensation or other benefits, whether deferred or not, in excess of base salary or wages, including any bonus or incentive plan, stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan, change of control arrangements, and any other employee fringe benefit plan.

         "Consent" means the consents, permits and approvals of all Governmental Authorities and other third parties (or notices to such parties) necessary in order to consummate the transactions contemplated by this Agreement, including, without limitation, the Merger, in a lawful manner and without causing a default under, conflict with, or acceleration, violation or termination of, any legal requirement or contract or agreement to which any Stockholder or the Company is a party or bound, whether or not such consent is listed on Schedule 3.2 or
Schedule 5.3.

         "Contracts" means all contracts, leases, non-governmental licenses, options to purchase, options to lease, letters of intent, commitment letters and other agreements and undertakings (including leases for personal or real property and employment agreements), written or oral (including any amendments and other modifications thereto) to which the Company is a party or which are binding upon the Company or that relate to the assets or operations of the business of the Company.

         "Effective Time" means the time at which the Merger becomes effective, which shall be the later of the times when the Certificate of Merger is filed in the Office of the Secretary of State of the State of Delaware and the Office of the Secretary of State of the State of New York on the Closing Date.

         "Employee Plan" means any retirement or welfare plan or arrangement or any other employee benefit plan as defined in Section 3(3) of ERISA which any company or any ERISA Affiliate sponsors, maintains or by which any company or any ERISA Affiliate is bound or to which any company or any ERISA Affiliate contributes or is required to contribute.

          "Environmental, Health and Safety Requirements" means all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides,
pollutants,  contaminants,  toxic chemicals,   petroleum   products  or
byproducts,   asbestos,   polychlorinated biphenyls,  noise or  radiation, each
as  amended  and as now or  hereafter  in effect.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means each entity which is treated as a single employer with the Company under Code ss.414(b), (c), (m), (n) or (o).

         "FAA" means the Federal Aviation Administration.

         "FCC" means the Federal Communications Commission.

          "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Governmental Authority" means any federal, state, local political subdivision or other governmental or regulatory department, court, commission, board, bureau, agency, authority or instrumentality, foreign or domestic.

         "Indebtedness" means (a) all indebtedness of the Company for borrowed money, secured or unsecured, outstanding immediately prior to the Effective Time (the "Adjustment Time"), including, without limitation, the aggregate principal amount thereof, plus all accrued and unpaid interest thereon as of the Adjustment Time, (b) any other costs, expenses or payments related to such indebtedness, (c) the amount outstanding in respect of any capitalized lease obligations of the Company as of the Adjustment Time as determined in accordance with GAAP, (d) the amount of any guarantees by the Company of the indebtedness or any other obligation of any other Person, (e) any drawings by the Company under letters of credit, surety bonds or similar instruments that have not been reimbursed or repaid as of the Adjustment Time, and (f) the amount of any prepayment penalty or premium, change of control penalty or premium or other payment, cost, expense or liability payable in respect of any item set forth in clauses (a), (b), (c), (d) and (e) hereof arising out of or resulting from the consummation of the transactions contemplated by this Agreement, including the discharge at Closing of all Company Liabilities pursuant to Section 7.7.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "Knowledge" means actual knowledge after reasonable investigation.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Licenses" means all licenses, permits, authorizations, determinations and registrations issued by the FCC, the FAA or any other Governmental Authority to the Company in connection with the conduct of the Business, including all FAA determinations of no hazard for each broadcast tower and all FCC registrations for each broadcast tower.

         "Liens" means any mortgage, pledge, lien, charge, claim, option, conditional sales, security interest or other encumbrance, restriction or limitation of any nature whatsoever.

         "Material Adverse Effect" means any material adverse effect on, or change in, the business, financial condition, net worth, assets, liabilities, personnel, operations, results of operations or prospects of the Company or the ability of the Company or any Stockholder to execute, deliver or perform this Agreement and the other agreements and documents contemplated hereby to which the Company or any Stockholder is a party.

         "Multiemployer Plan" means a plan, as defined in ERISA ss.3(37) to which the Company or any ERISA Affiliate has contributed, is contributing or is required to contribute.

         "Multiple Employer Plan" means a plan, as defined in ERISA Section 4063(a), which the Company or any ERISA Affiliate sponsors or maintains or to which the Company or any ERISA Affiliate contributed, is contributing or is required to contribute.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Buyer Common Stock" means the common stock, par value $0.001 per share, of Buyer.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity (or any department, agency, or political subdivision thereof) or any other type of entity.

         "Prohibited Transaction" has the meaning set forth in ERISA ss.406 and Code ss.4975.

         "Real Property" means all real property, interests in real property, leaseholds and subleaseholds, purchase options for real property, lease options for real property, easements, licenses, rights of access, and rights of way and all buildings and other improvements thereon, of the Company.

          "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Shares" means the shares of common stock of the Company, no par value per share.

         "Subsidiary" means, with respect to the Company, any entity of which the Company (either alone or through or together with any other Subsidiary), owns directly or indirectly, stock or other equity interests constituting 50% or more of the voting or economic interest in such entity.

         "Tax" or "Taxes" means any and all taxes, fees, duties, tariffs, imposts and other charges of any kind imposed by any governmental or taxing authority, including: federal, state, local or foreign income, gross receipts, windfall profits, severance, property, motor vehicle, ad valorem, value added, production, sales, use, license, excise, franchise, capital, transfer, recordation, payroll, employment, excise, severance, stamp, occupation, premium, environmental (including taxes under Code ss.59A), customs duties, social security (or similar), unemployment, disability, withholding, alternative or add-on minimum, or other tax or governmental assessment, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, information return or other statement or document (including any related or supporting information, any schedule or attachment thereto and any amendment thereof) filed or required to be filed with any federal, state, local or foreign taxing authority in connection with the determination, assessment, collection, administration or imposition of any Tax.

Section 1.2 Terms Defined Elsewhere in this Agreement. In addition to the defined terms in Section 1.1, the following is a list of defined terms used in this Agreement and a reference to the Section hereof in which such term is defined:

Acquiror...........................................................Section 12.14
Acquiror Capital Stock.............................................Section 12.14
Adjustment Time....................................................  Section 1.1
Agreement..........................................................     Preamble
Bartered Revenue.............................................Section 2.4(f)(iii)
Bartered Value...............................................Section 2.4(f)(iii)
Basket Amount...................................................... Section 11.6
Business...........................................................     Recitals
Buyer..............................................................     Preamble
Buyer Indemnified Parties.......................................... Section 11.2
CERCLA...........................................................Section 5.24(e)
Certificates......................................................Section 2.1(g)
Change of Control Transaction......................................Section 12.14

Claimant........................................................ Section 11.4(a)
Closing ........................................................     Section 9.1
Closing Date....................................................     Section 9.1
COBRA........................................................... Section 5.22(h)
Commencement Date............................................Section 2.4(f)(iii)
Company.........................................................        Preamble
Company Liabilities.............................................  Section 2.1(e)
DGCL............................................................  Section 2.1(c)
Employee Stockholders...........................................     Section 5.2
Employment Agreement............................................    Section 7.10
Escrow Agent...................................................Section 2.1(f)(i)
Financial Statements............................................     Section 5.7
Hart-Scott-Rodino Act...........................................    Section 6.11
Indemnification Funds...........................................    Section 11.5
Indemnifying Party.............................................. Section 11.4(a)
Lock-Up Agreements..............................................     Section 7.9
Losses..........................................................    Section 11.2
Material Consents...............................................     Section 7.3
Merger..........................................................        Recitals
Merger Sub......................................................        Preamble
Merger Consideration............................................  Section 2.1(d)
Most Recent Fiscal Year End.....................................     Section 5.7
NYBCL..........................................................Section 2.1(b)(i)
Original Appraisers..........................................Section 2.4(f)(iii)
Per Share Merger Consideration..................................  Section 2.1(d)
Permitted Liens.................................................     Section 5.5
Post-Closing Escrow Agreement...................................    Section 11.5
Project Cost....................................................  Section 2.4(f)
Qualifying Lease................................................  Section 2.4(f)
Qualifying LOI..................................................  Section 2.4(f)
Qualifying Lease Payment Due....................................  Section 2.4(f)
Qualifying Lease Value..........................................  Section 2.4(a)
Qualifying LOI Payment Due......................................  Section 2.4(f)
Qualifying LOI Value............................................  Section 2.4(b)
Qualifying Project..............................................  Section 2.4(f)
Real Property Fair Market Value..............................Section 2.4(f)(iii)
Real Property Options........................................... Section 5.13(g)
Representatives.................................................     Section 6.5
Stockholders....................................................        Preamble
Stockholders' Indemnified Parties...............................    Section 11.3
Stockholders' Representative....................................   Section 12.15
Surviving Corporation...........................................  Section 2.1(a)
SWDA............................................................ Section 5.24(e)
Systems.........................................................    Section 5.29
Termination Date..............................................Section 10.1(b)(i)
Third Appraiser..............................................Section 2.4(f)(iii)

Treasury Regulations............................................ Section 5.11(f)
Value...........................................................  Section 2.4(f)
VPI Markets.....................................................  Section 2.4(f)
Year 2000 Compliant.............................................    Section 5.29
Year 5..........................................................  Section 2.4(f)
Year 5 Cash Flow................................................  Section 2.4(f)

Section 1.3 Clarifications. Words used herein, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender and any other number as the context requires. Use of the word "including" herein shall be deemed and construed to mean "including but not limited to." Except as specifically provided otherwise in this Agreement in a particular instance, a reference to a Section or Schedule is a reference to a Section of this Agreement or a Schedule attached hereto, and the terms "hereof," "herein" and other like terms refer to this Agreement as a whole, including the Schedules hereto, and not solely to any particular part hereof.

                                   ARTICLE 2
                     THE MERGER AND THE MERGER CONSIDERATION

Section 2.1       The Merger.

(a) The Merger. On and subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company pursuant to this Agreement. Subject to the provisions of this Agreement, the parties shall cause a Certificate of Merger as contemplated by Section 252 of the DGCL and Section 907 of the NYBCL (the "Certificate of Merger") to be filed in the Office of the Secretary of State of the State of Delaware and the Office of the Secretary of State of the State of New York on the Closing Date, the separate corporate existence of Merger Sub shall cease and the Company shall
continue  as  the   surviving   corporation   of  the  Merger  (the   "Surviving
Corporation").

(b) Certificate of Incorporation; Bylaws; Directors and Officers. At the Effective Time:

(i) The Certificate of Incorporation of the Company shall continue as the Certificate of Incorporation of the Surviving Corporation, unless and until thereafter amended as provided therein and under the Business Corporation Law of the State of New York (the "NYBCL").

(ii) The Bylaws of the Company shall continue as the Bylaws of the Surviving Corporation, unless and until thereafter amended as provided therein and under the NYBCL.

(iii) The directors and officers of the Surviving Corporation shall be the individuals designated by Buyer as of the Effective Time, until their successors are elected and qualified.

(c) Effects of the Merger. The Merger shall have the effects provided therefor by the Delaware General Corporation Law ("DGCL") and the NYBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time (i) all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including without limitation subscriptions to shares, and all other choices in action, and all and every other interest of or belonging to or due to the Company or Merger Sub shall be taken and deemed to be transferred to, and vested in, the Surviving Corporation without further act or deed; and all property, rights and privileges, immunities, powers and franchises and all and every other interest shall be thereafter the property of the Surviving Corporation, as they were of the Company and Merger Sub, and (ii) all debts, liabilities, duties and obligations of the Company and Merger Sub shall become the debts, liabilities, duties and obligations of the Surviving Corporation and the Surviving Corporation shall thenceforth be responsible and liable for all the debts, liabilities, duties and obligations of the Company and Merger Sub and neither the rights of creditors nor any liens upon the property of the Company or Merger Sub shall be impaired by the Merger, and may be enforced against the Surviving Corporation.

(d) Manner of Conversion of Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Buyer, Merger Sub or the Company, the shares of capital stock of Merger Sub and the Company shall be converted as follows:

(i) Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and exchanged for one fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

(ii) Cancellation of Certain Shares of Capital Stock of the Company. All shares of capital stock of the Company that are owned directly or indirectly by the Company shall be canceled and no consideration shall be delivered in exchange therefor.

(iii) Conversion of Certain Other Shares of Capital Stock of the Company. All of the issued and outstanding shares of the Company Common Stock that are issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the Per Share Merger Consideration as set forth herein and subject to the terms and provisions of the Post-Closing Escrow Agreement.

(iv)     [Intentionally omitted.]

(v) Adjustments to the Merger Consideration. If, on or prior to the Effective Time, Buyer should split or combine the Buyer Common Stock, or pay a stock dividend or other stock distribution on the Buyer Common Stock, or otherwise change the Buyer Common Stock into any other securities, or make any other dividend or distribution on the Buyer Common Stock (other than normal quarterly dividends, as the same may be adjusted from time to time and in the ordinary course), then the number of the shares of Buyer Common Stock issuable as the Merger Consideration will be appropriately adjusted to reflect such split, combination, dividend or other distribution or change.

(vi) "Per Share Merger Consideration" means a number of shares of Buyer Common Stock equal to the Merger Consideration, divided by the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, which is set forth on Schedule 5.2 hereto (rounded up or down to the nearest whole number of shares of Buyer Common Stock).

(vii) "Merger Consideration" means 225,000 shares of Buyer Common Stock.

(e) At the Closing, Buyer shall pay each of the Persons identified on Schedule 5.7(b) the amount set forth opposite such Person's name thereon (collectively, the "Company Liabilities") by wire transfer of immediately available funds to the account of such Person specified on Schedule 5.7(b), such amounts representing repayment or satisfaction in full of all amounts owed by the Company to each such Person.

(f) At the Effective Time, Buyer shall give written instructions to its transfer agent to deliver certificates representing the Merger Consideration to the Persons set forth below as follows:

(i) as soon as practicable following the Merger, to Wachovia Bank, as escrow agent (the "Escrow Agent") pursuant to the Post-Closing Escrow Agreement, a certificate representing 22,500 shares of Buyer Common Stock, to be held pursuant to the Post-Closing Escrow Agreement and delivered to the Stockholders and/or Buyer in accordance therewith; and

(ii) as soon as practicable after receipt by such transfer agent of each Stockholder's certificate representing its shares of Company Common Stock, to each Stockholder, a certificate representing a number of shares of Buyer Common Stock equal to 202,500, multiplied by the fraction set forth opposite such Stockholder's name on Schedule 5.2 hereto.

(g) Certificate Delivery Requirements. At the Effective Time, each Stockholder shall deliver to Buyer the certificates (the "Certificates") representing the shares of Company Common Stock held by him or her, accompanied by blank stock powers duly executed and with all necessary transfer tax and other revenue stamps, acquired at such Stockholder's expense, affixed and canceled. The Stockholders shall promptly cure any deficiencies with respect to the stock powers accompanying such Certificates. The Certificates so delivered shall forthwith be delivered by Buyer to its transfer agent and thereupon canceled. Until canceled as contemplated by this Section 2.1(g), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the number of shares of Buyer Common Stock as provided by, and in accordance with, this Agreement.

(h) No Further Ownership Rights in Capital Stock of the Company. All shares of Buyer Common Stock to be delivered upon the surrender of Certificates representing the shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares, and following the Effective Time, the Stockholders shall have no further rights to, or ownership in, shares of capital stock of the Company or the Surviving Corporation. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.1.

(i) Lost, Stolen or Destroyed Certificates. If any Certificates evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, then Buyer shall give written instructions to its transfer agent to deliver a portion of the Merger Consideration in exchange for such lost, stolen or destroyed
Certificates as calculated in accordance with this Section 2.1, upon the delivery to Buyer and its transfer agent by the relevant Stockholder of an affidavit of that fact by the holder thereof; provided, however, that Buyer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver an indemnity bond having such terms as it may reasonably direct as indemnity against any claim that may be made against Buyer and its transfer agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

Section 2.2       [Intentionally omitted.]

Section 2.3       [Intentionally omitted.]

Section 2.4       Qualifying Lease and Qualifying LOI Payments.

(a) Qualifying Lease Payment. On the Qualifying Lease Payment Date, if there are one or more Qualifying Leases, Buyer will make a payment to the Stockholders, in the aggregate, equal to four times the Value of each Qualifying Lease (the "Qualifying Lease Value"). Subject to Section 2.4(c), such payment shall be made by the delivery to the Stockholders of, at Buyer's option, either (i) cash, in an amount equal to the Qualifying Lease Value, by wire transfer of immediately available funds to the accounts of the Stockholders designated by the Stockholders' Representative in writing not later than two business days prior to the Qualifying Lease Payment Date or (ii) shares of Buyer Common Stock in an amount determined in accordance with the following sentence or (iii) any combination of cash (by wire transfer of immediately available funds to the accounts of the Stockholders designated by the Stockholders' Representative in writing not later than two business days prior to the Qualifying Lease Payment
Date) and shares of Buyer Common Stock, with an aggregate value equal to the Qualifying Lease Value on the Qualifying Lease Payment Date (with the value of each share of Buyer Common Stock determined in accordance with the following sentence) as determined by Buyer in its sole discretion. If Buyer elects to deliver shares of Buyer Common Stock, the number of shares shall be determined by dividing the Qualifying Lease Value on the Qualifying Lease Payment Date by the weighted average daily closing price for the shares of Buyer Common Stock as quoted on the Nasdaq National Market and reported to The Wall Street Journal during the period of thirty consecutive trading days ending on the third business day prior to the Qualifying Lease Payment Date. Any fractional shares resulting from such calculation shall be rounded up or down to the nearest whole share.

(b) Qualifying LOI Payment. On the Qualifying LOI Payment Date, if there are one or more Qualifying Leases which resulted from Qualifying LOI's for which Buyer did not make a payment to the Stockholders pursuant to Section 2.4(a), Buyer will make a payment to the Stockholders, in the aggregate, equal to four times the Value of each Qualifying Lease (other than a Qualifying Lease in respect of which a payment has been made pursuant to Section 2.4(a)) resulting from a Qualifying LOI (the "Qualifying LOI Value"). Subject to Section 2.4(c), such payment shall be made by the delivery to the Stockholders of, at Buyer's option, either (i) cash, in an amount equal to the Qualifying LOI Value by wire transfer of immediately available funds to an account designated by the Stockholders' Representative in writing not later than two business days prior to the Qualifying LOI Payment Date (ii) shares of Buyer Common Stock, in an amount determined in accordance with the following sentence or (iii) any combination of cash (by wire transfer of immediately available funds to the accounts of the Stockholders designated by the Stockholders' Representative in writing not later than two business days prior to the Qualifying LOI Payment Date) and shares of Buyer Common Stock, with an aggregate value equal to the Qualifying LOI Value on the Qualifying LOI Payment Date (with the value of each share of Buyer Common Stock determined in accordance with the following sentence) as determined by Buyer in its sole discretion. If Buyer elects to deliver shares of Buyer Common Stock the number of shares shall be determined by dividing the Qualifying LOI Value by the weighted average closing price for the shares of Buyer Common Stock as quoted on the Nasdaq National Market and reported in The Wall Street Journal during the period of thirty consecutive trading days ending on the third business day prior to the Qualifying LOI Payment Date. Any fractional shares resulting from such calculation shall be rounded up or down to the nearest whole share.

(c) Any payments to be made to the Stockholders pursuant to Sections 2.4(a) and 2.4(b) shall be made such that the aggregate amount of cash paid to the Stockholders pursuant to Section 2.4(a) and 2.4(b) shall not exceed 20% of the aggregate value of all consideration received by such Stockholders pursuant to Sections 2.1(d), 2.4(a) and 2.4(b).

(d) Payments and Deliveries. All payments and deliveries to be made pursuant to Sections 2.4(a) and (b) shall be apportioned among the Stockholders in accordance with Schedule 5.2 hereto.

(e) Operations Pending Payment. The Stockholders and Buyer agree as follows with respect to the operations of the Surviving Corporation and the matters contemplated by this Section 2.4:

(i) the Surviving Corporation will, for at least the twenty-four (24) month period following Closing, operate as the development department of Buyer's Broadcast Division, subject to the provisions of this Agreement, including clause (iii) below;

(ii) For the twenty-four (24) month period following Closing, Buyer will authorize an annual operating budget for the Surviving Corporation at least equal to that set forth in Part 1 of Exhibit C annexed hereto and shall provide the Surviving Corporation with funds consistent therewith.

(iii) Buyer shall be entitled to conduct its and its subsidiaries' business and operations, and the business and operations of the Surviving Corporation in a manner consistent with the judgment of Buyer's Board of Directors and Buyer's management as to the best interest of Buyer and its subsidiaries (including the Surviving Corporation) and may take actions consistent with such judgment, including, without limitation, making any of the determinations called for by this Agreement, acquiring any assets, stock or other ownership interests of any person or entity (by purchase of assets or equity interests, merger, consolidation or otherwise) or selling or otherwise disposing of all or any part of the assets or equity interests of Buyer or its subsidiaries (including the Surviving Corporation) and Buyer shall have no obligation or liability to the Stockholders in respect of any such actions. Notwithstanding the foregoing, no such actions taken by Buyer shall relieve Buyer from its obligations to provide funds pursuant to Section 2.4(e)(ii) and to make the payments pursuant to Sections 2.4(a) and 2.4(b), if any. Without limiting the generality of the foregoing, the Stockholders acknowledge and agree that no representations, warranties, covenants or agreements have been made to the Stockholders as to the expected performance of Buyer or the Surviving Corporation, as to the expected amount of the Qualifying Lease Value, the Qualifying LOI Value or the payments to be made pursuant to Sections 2.4(a) and 2.4(b), or any guarantee as to the amount of the Qualifying Lease Value, the Qualifying LOI Value or the payments to be made pursuant to Sections 2.4(a) and 2.4(b).

(iv) Buyer shall cause the Surviving Corporation to commence construction of each broadcast tower for each project which is a Qualifying Project within 60 days after obtaining all necessary governmental permits and Licenses for the construction and completion thereof.

(f) Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

                  "Project Cost" means in respect of any applicable Qualifying Project the entire projected wholesale cost of a Qualifying Project, as determined in the reasonable discretion of Buyer, taking into account the type of tower to be built, and relevant economic and market factors and other matters customarily taken into account in the tower business in determining the cost of a project, and which amount shall include $200,000 in respect of general and administrative costs of the Company allocable to each such Qualifying Project.

                  "Qualifying Lease" shall mean a lease associated with a Qualifying Project, executed by a tenant and one of Buyer's subsidiaries (a) within seventeen (17) months following the Closing Date or (b) within 23 months following the Closing as a result of a Qualifying LOI if such lease is not a lease described in clause (a) hereof, and, in any such case, otherwise meeting the criteria set forth in Part 2 of Exhibit C hereto.

                  "Qualifying LOI" means a letter of intent (in form and substance reasonably satisfactory to Buyer) executed by the proposed tenant and one of Buyer's subsidiaries within seventeen (17) months following the Closing Date with respect to entry into a Qualifying Lease and which in fact results in execution by the tenant and such subsidiary of a Qualifying Lease within twenty-three (23) months following the Closing Date.

                  "Qualifying Lease Payment Date" means the date eighteen (18) months following the Closing Date (and if such date is not a business day on the first business day thereafter).
                                      -12-

                  "Qualifying LOI Payment Date" means the date twenty-four (24) months following the Closing Date (and if such date is not a business day on the first business day thereafter).

                  "Qualifying Project" means a project for the construction of a tower facility located within a VPI Market that meets each of the following criteria:

(i) All tenants for the project must be reasonably satisfactory to Buyer and credit-worthy and at least one such tenant must be a television and/or radio broadcaster.

(ii) With respect to each project, there must be a minimum lease Value for the first full year of the lease term greater than or equal to twelve percent (12%) of Project Cost.

(iii) If a project includes deferred rent associated with land barter, capital contribution, or other barter type agreements or other non-cash terms, all such arrangements and terms shall be reasonably satisfactory to Buyer. Without limiting the foregoing, with respect to any project for which the Company acquires or leases real property from any Person in exchange for deferred or free rental payments for tower space by the Person from which the Company acquires or leases such real property, "Bartered Revenue" means the Bartered Value divided by the number of years of deferred or free rental payments for tower space (provided, however, that if such free rental is perpetual, the Bartered Value shall be divided by 30). Bartered Value shall be determined as follows. Buyer and Sellers' Representative shall negotiate in good faith to establish the value of any real property acquired or leased by the Company in exchange for deferred or free rental payments for tower space on such project (the "Bartered Value"). If Buyer and Sellers' Representative are unable to reach agreement on such Bartered Value within 15 days of the commencement of discussions to establish such value (such fifteenth day, the "Commencement Date"), each of Buyer and Sellers' Representative shall select an appraiser of real estate of good reputation in the market in question (the "Original
Appraisers") to determine the value of such real property, which shall be the fair market value thereof at which a willing seller would sell and willing buyer would buy, in the case of real property acquired by the Company, and the value thereof at which a willing lessor and a willing lessee would lease for such term, in the case of real property leased by the Company, and, in each case, without being under compulsion to buy, sell or lease, as applicable, and each having all material information related to the property, and based, among other things, upon the use to be made of such real property and the uniqueness of such property for such use in the relevant market (the "Real Property Fair Market Value"), and the Bartered Value of such real property shall be the average of the Real Property Fair Market Value determined by such appraisers; provided, however, that if the Real Property Fair Market Value determined by one Original Appraiser is ten percent (10%) greater or less than the Real Property Fair Market Value determined by the other Original Appraiser, the Original Appraisers shall select a third appraiser of real estate of good reputation in the market in question (the "Third Appraiser") to determine the Real Property Fair Market Value, and the Bartered Value shall be the average of the two Real Property Fair Market Value determinations which are closer in value to each other. The costs and expenses of all such appraisers shall be paid one-half by Buyer and one-half by Sellers. The Original Appraisers shall complete their determination of the Real Property Fair Market Value by the 30th day after the Commencement Date and the Third Appraiser, if any, shall complete its determination of the Real Property Fair Market Value by the 30th day following its selection.

(iv) The proposed site of the tower facility must at the time of determination either (x) be in receipt of all necessary governmental permits or licenses for the construction and completion of the project and be in compliance with all applicable zoning laws, ordinances, rules and regulations; or (y) there must be a zoning feasibility study, completed by a person or entity reasonably satisfactory to Buyer, in form and substance reasonably satisfactory to Buyer, that demonstrates, to the reasonable satisfaction of Buyer that all necessary governmental permits or licenses for the construction and completion of the project can be obtained within a reasonable period of time and that there are no conflicts with zoning laws, ordinances, rules or regulations that could not be expected to be resolved satisfactorily (as determined in the reasonable discretion of Buyer within a reasonable period of time.

(v) The project must be projected to produce an unlevered, compounded internal rate of return equal to 25%, based upon Project Cost, a terminal value of twelve times Year 5 Cash Flow and a term of five (5) years, calculated in good faith by Buyer, as illustrated in Part 3 of Exhibit C hereto.

         It is understood and agreed that Buyer may, but shall have no obligation to, agree that a project is a Qualifying Project, even if such project fails to meet one or more of the foregoing criteria, and that commencement of construction of a project within 24 months of the Closing Date shall constitute such agreement.

                  "Value" means, for purposes of a Qualifying Lease, the first year lease revenue, including, without limitation, any management fees in respect thereof payable to the Company and any Bartered Revenue of a Qualifying Lease, net of (a) recurring expenses (including, without limitation, land rent, taxes and maintenance costs in the case of a "triple net" lease to the extent included in the calculation of lease revenue and land rent, taxes and maintenance costs in the case of a "gross" lease), such expenses as reasonably determined by Buyer, and (b) any prepaid rent for periods subsequent to such first year.

                  "VPI Markets" means those markets described in Part 4 of Exhibit C hereto.

                  "Year 5 Cash Flow" with respect to any project shall mean the projected cash flow (i.e., net income associated with such project before interest, taxes, depreciation and amortization) from leases for tower space on such project for the fifth (5th) full year of the lease term for such project, as such completion date is determined Buyer ("Year Five"), from (i) radio and television broadcasters and (ii) any other Person with which the Surviving Corporation has entered into a binding letter of intent or binding agreement for the rental of tower space on such project which includes Year Five, determined in the reasonable discretion of Buyer.

                  (f) Determinations. It is understood and agreed that all determinations of Buyer made pursuant to this Section 2.4 shall be made in good faith and the reasonable discretion of Buyer and so long as made in good faith and reasonably, shall be final and binding on the Stockholders for all purposes of this Agreement and otherwise and shall not be subject to challenge by the Stockholders.
                                      -14-

Section 2.5  Supplemental  Payments.  The parties  agree that the payments to be made to the Stockholders in exchange for their shares of Company Common Stock pursuant to Section 2.4 are being made with respect to the initial exchange, but are being delayed from the Closing because of the difficulty in determining the value of the Company as of the Closing and for other valid business reasons. Such payments (i) are not being made as compensation, royalties or other consideration other than as consideration for the shares of Company Common Stock, (ii) are not subject to adjustment by reason of any tax audit of the Company or Stockholders and (iii) shall be made no later than five (5) years from the Closing Date. The parties further agree that the rights to receive any payments pursuant to this Article 2 shall not be assignable except by operation of law. Any shares of Buyer Common Stock deposited with the Escrow Agent pursuant to Section 2.1(f)(i) shall be reflected as issued and outstanding on Buyer's balance sheet, and all dividends with respect to such shares of Buyer Common Stock shall be for the account of the party receiving such shares of Buyer Common Stock upon distribution by the Escrow Agent pursuant to the Post-Closing Escrow Agreement, and all voting rights with respect to such shares of Buyer Common Stock shall be exercisable by the Stockholders unless distributed by the Escrow Agent to Buyer. The Stockholders' receipt of such shares of Buyer Common Stock shall not be subject to employment conditions, and such shares of Buyer Common Stock shall be released from escrow no later than five (5) years from the Closing Date.

Section 2.6 Tax Treatment of Payments. The parties intend that the transaction being contemplated by this Agreement will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, and that they will reasonably cooperate in taking any actions required or appropriate in order to qualify for such treatment, including, without limitation, the filing of appropriate reports, elections and declarations with the Internal Revenue Service with respect to the transaction characterizing it as such.

                                   ARTICLE 3

         REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS RELATING TO
                                THE STOCKHOLDERS

         Each of the Stockholders hereby represents and warrants to Buyer that the statements contained in this Article 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 3).

Section 3.1 Authorization of Transaction; Consents. Each Stockholder has full power and authority to execute and deliver this Agreement and the agreements contemplated hereby and to perform his obligations hereunder and thereunder. This Agreement constitutes the valid and legally binding obligation of each Stockholder, enforceable against him or her in accordance with its terms and conditions. Except as set forth in Schedule 3.2, none of the Stockholders needs to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Authority or other third party in order to consummate the transactions contemplated by this Agreement and the agreements contemplated hereby and the transactions contemplated hereby and thereby in a
lawful  manner  and  without   causing  a
default under, conflict with, or acceleration, violation or termination of any legal requirement and contract or agreement to which any Stockholder or the Company is a party or bound.

Section 3.2 Noncontravention. Except for any notices that may be required pursuant to the Hart-Scott-Rodino Act or as otherwise set forth in Schedule 3.2, neither the execution and delivery of this Agreement and the agreements contemplated hereby by any Stockholder, nor the consummation of the transactions contemplated hereby and thereby by any Stockholder, will (A) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Authority to which any Stockholder or the Company is subject or any provision of the Company's organizational documents or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any Stockholder or the Company is a party or by which any of them is bound or to which any of their assets are subject.

Section 3.3 Brokers' Fees. None of the Stockholders has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated hereby.

Section 3.4 Investment. Each of the Stockholders (A) understands that the shares of Buyer Common Stock to be delivered to them pursuant to this Agreement have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the shares of Buyer Common Stock to be acquired by it pursuant to this Agreement solely for his own account for investment purposes and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the shares of Buyer Common Stock to be acquired by it pursuant to this Agreement, (E) is able to bear the economic risk and lack of liquidity inherent in holding the shares of Buyer Common Stock to be acquired by it pursuant to this Agreement, and (F) is an Accredited Investor. Each of the Stockholders understands that he will be required to sign a Lock-Up Agreement pursuant to
Section 7.9 and that the Lock-Up Agreement will contain certain restrictions on the transfer of the shares of Buyer Common Stock to be acquired by it pursuant to this Agreement. Each of the Stockholders understands and agrees that the certificates representing the shares of Buyer Common Stock to be acquired by it pursuant to this Agreement will bear a legend substantially to the following effect:

         THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR UNDER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.
                                      -16-

         THE CORPORATION IS AUTHORIZED TO ISSUE DIFFERENT CLASSES AND SERIES OF CAPITAL STOCK. THE CORPORATION WILL FURNISH ANY SHAREHOLDER WITHOUT CHARGE, UPON REQUEST IN WRITING, A STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS APPLICABLE TO EACH CLASS OF CAPITAL STOCK OF THE CORPORATION AND OF VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE THE VARIATIONS FOR FUTURE SERIES.

Section 3.5 The Shares. The shares of Company Common Stock held by the Stockholders and set forth on Exhibit A hereto constitute all of the issued and outstanding shares of capital stock of the Company and are free and clear of any restrictions on transfer, Taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims and demands. None of the Stockholders is a party to any option, warrant, purchase right or other contract or commitment that could require him to sell, transfer or otherwise dispose of any capital stock of the Company (other than this Agreement) or that would require the Company to issue any capital stock of the Company to any Person. None of the Stockholders is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Company, other than this Agreement, or any other agreement or understanding relating to the Company or its capital stock.

Section 3.6 Litigation. None of the Stockholders is (i) subject to any outstanding injunction, judgment, order, decree, ruling or charge or (ii) is a party to or, to the Knowledge of such Stockholder, is threatened to be made a party to, any action, suit, proceeding, hearing or investigation of, in or before any court or quasi judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator that could result in a Material Adverse Effect.

Section 3.7 Disclosure.  The  representations  and warranties  contained in this
Article 3 do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements and information in this Article 3 not misleading.

                                   ARTICLE 4

             REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB

         Each of Buyer and Merger Sub represents and warrants to the Company and the Stockholders as to itself only that the statements contained in this Article 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Article 4).

Section 4.1 Organization of Buyer and Merger Sub. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger
                                      -17-

Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

Section 4.2 Authorization of Transaction; Consents. Each of Buyer and Merger Sub has full power and authority to execute and deliver this Agreement and the agreements contemplated hereby and to perform its obligations hereunder and thereunder. This Agreement constitutes the valid and legally binding obligation of each of Buyer and Merger Sub, enforceable against them in accordance with its terms and conditions. Except for any notices that may be required pursuant to the Hart-Scott-Rodino Act or under federal or state securities laws or as otherwise set forth on Schedule 4.2, neither Buyer nor Merger Sub needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority or other third party in order to consummate the transactions contemplated by this Agreement and the agreements contemplated hereby in a lawful manner and without causing a default under, conflict with, or acceleration, violation or termination of any legal requirement or contract or agreement to which Buyer or Merger Sub is a party or bound.

Section 4.3 Noncontravention. Except for any notices that may be required pursuant to the Hart-Scott-Rodino Act or under federal or state securities laws or as otherwise set forth on Schedule 4.2, neither the execution and delivery by each of Buyer and Merger Sub of this Agreement and the agreements contemplated hereby, nor the consummation of the transactions contemplated hereby and thereby by Buyer and Merger Sub, will (A) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which Buyer or Merger Sub is subject or any provision of its certificate of incorporation or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer or Merger Sub is a party or by which it is bound or to which any of its assets is subject.

Section 4.4 Brokers' Fees. Neither Buyer nor Merger Sub has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, except for the broker fee payable to Communications Equity Associates.

Section 4.5 Share Validity. The shares of Buyer Common Stock issuable to the Stockholders pursuant to this Agreement shall be, upon issuance in accordance with this Agreement duly authorized, validly issued, fully paid and nonassessable, and free and clear of any liens and preemptive and other similar rights.

Section 4.6 Securities Law Compliance. Buyer has given the Stockholders' Representative and his agents, and agrees to continue to give the Stockholders' Representative and his agents through the Closing Date, the opportunity to ask questions of, and receive answers from, executive officers of Buyer concerning Buyer and the shares of Buyer Common Stock issuable to the Stockholders pursuant to this Agreement. Neither Buyer nor, to Buyer's Knowledge, any Person acting on its behalf has, in connection with the shares of Buyer Common Stock to be issued pursuant to this Agreement engaged in (A) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Securities Act), (B) any action involving a public offering within the meaning of Section 4(2) of the Securities Act, or (C) any action that would require the registration under the Securities Act of the offering and sale of the shares of Buyer Common Stock to be issued pursuant to this Agreement or that would violate applicable state securities or "Blue Sky" laws. The Buyer has not made and will not prior to the Closing make, directly or indirectly, any offer or sale of securities of the same or a similar class as the shares of Buyer Common Stock to be issued pursuant to this Agreement if as a result the issuance of the shares of Buyer Common Stock to be issued pursuant to this Agreement would fail to be entitled to exemption from the registration requirements of the Securities Act. As used in this Section 4.6, the terms "offer" and "sale" have the meanings specified in Section 2(3) of the Securities Act.

Section 4.7 SEC Filings. Buyer's filings with the Securities and Exchange Commission since September 2, 1999, did not at the time they were filed contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary in order to make the statements made in those reports, in light of the circumstances under which they were made, not misleading.

Section 4.8 Disclosure.  The  representations  and warranties  contained in this
Article 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 4 not misleading.

                                   ARTICLE 5

                       REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
                        CONCERNING COMPANY

         Each Stockholder and the Company represents and warrants to Buyer that the statements contained in this Article 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 5).

Section 5.1       Organization, Qualification, Corporate Power, Authorization of
                   Transaction.

(a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York. The Company is duly authorized to conduct business and is in good standing under the laws of the jurisdictions set forth on Schedule 5.1, which are the only jurisdictions where such qualification is required except where failure to be so qualified would not have a Material Adverse Effect. The Company has full power and authority necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Schedule 5.1 lists the directors and officers of the Company. The Company has delivered to Buyer correct and complete copies of the charter and bylaws of the Company (as amended to date) and complete copies of the minute books (containing the records of meetings of the stockholders, the board of directors and any committees of the board of directors), the stock certificate books and the stock record books of the Company. The Company is not in default under or in violation of any provision of its charter or bylaws.

(b) The Company has full corporate power and authority to execute and deliver this Agreement and the agreements contemplated hereby and to perform its obligations hereunder and thereunder. The execution and the delivery of this Agreement and the agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Board of Directors and the Stockholders, which constitutes all corporate and stockholder action necessary on the part of the Company and its stockholders to authorize the execution and delivery of this Agreement and the agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby by the Company. The Company has provided Buyer with a true, correct and complete copies of unanimous written consents of its Board of Directors and Stockholders authorizing the execution and delivery of this Agreement and the agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby and such unanimous written consents remain in full force and effect, and have not been amended, modified or rescinded. No Stockholder has exercised or perfected its rights to receive payment for shares pursuant to Section 910 of Chapter 855 of the NYBCL.

Section 5.2 Capitalization. The entire authorized capital stock of the Company consists of 200 shares of Company Common Stock, of which 100 shares are issued and outstanding and held by the Stockholders (and no shares are held in treasury). Each of the Stockholders owns, legally and beneficially, the number of shares of Company Common Stock set forth opposite his or her name on Schedule
5.2. The Stockholders whose names are marked with an asterisk on Schedule 5.2 are the only employees of the Company who hold any securities of the Company (the "Employee Stockholders"). Other than as set forth in the first sentence of this Section 5.2, there are no authorized or issued and outstanding capital stock or other securities of the Company. All of the shares of Company Common Stock have been duly authorized, are validly issued, fully paid and nonassessable, not subject to preemptive or similar rights and are held of record and beneficially by the Stockholders. All of the shares of Company Common Stock were issued in accordance with all applicable securities laws. There are no outstanding or authorized options, warrants, purchase rights, redemption rights, subscription rights, conversion rights, exchange rights or other contracts or commitments of any character that could require the Company to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of the Company or otherwise relating to the capital stock of the Company.

Section 5.3 Noncontravention; Consents. Except as set forth in Schedule 5.3, neither the execution and the delivery of this Agreement and the agreements contemplated hereby by the Stockholders, nor the consummation of the transactions contemplated hereby and thereby by the Stockholders, will (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Authority to which the Company is subject or any provision of the charter or bylaws or other similar governing instrument of the Company or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject or result in the imposition of any Lien upon any of its assets. Except as set forth in Schedule 5.3, the Company does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Authority or other third party in order for the parties hereto to consummate the transactions contemplated by this Agreement in a lawful manner and without causing a default under, conflict with, or acceleration, violation or termination of, any legal requirement or contract or agreement to which the Company is a party or bound.

Section 5.4 Brokers' Fees. The Company has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

Section 5.5 Title to Assets. The Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, all of such properties and assets are located on its premises, as shown on the Most Recent Balance Sheet or acquired after the date thereof, and are free and clear of all Liens, except for (i) liens for current taxes not yet due and payable, (ii) inchoate materialmen's, mechanics', workmen's and repairmen's liens incurred in the Ordinary Course of Business and which are not in default, (iii) recorded easements and rights of way which do not materially adversely affect the marketability or use or value of the applicable parcel of real estate as presently used and (iv) the Liens set forth in Schedule 5.5 which shall be removed when indicated in Schedule 5.5 at or prior to Closing (the "Permitted Liens").

Section 5.6 Subsidiaries. The Company has no Subsidiaries and has no direct or indirect equity participation in any Person.

Section 5.7 Financial Statements. Attached hereto as Schedule 5.7(a) are the unaudited balance sheets and statements of income, changes in stockholders' equity and cash flow (the "Financial Statements") as of and for the twelve month period ended December 28, 1999 (the "Most Recent Fiscal Year End") for the Company. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods, are correct and complete, and are consistent with the books and records of the Company (which books and records are correct and complete).

Section 5.8 Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, no Material Adverse Effect has occurred. Without limiting the generality of the foregoing, since that date, except as set forth on Schedule 5.8:

(i) The Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;
                                      -21-

(ii) the Company has not entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) outside the Ordinary Course of Business;

(iii) the Company has not accelerated, terminated, modified or cancelled any material agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses);

(iv) the Company has not imposed any Lien upon any of its assets, tangible or intangible, other than Permitted Liens;

(v) the Company has not made any capital expenditure (or series of related capital expenditures) either involving more than $25,000 or outside the Ordinary Course of Business;

(vi) the Company has not made any capital investment in, any loan or advance to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $25,000 or outside the Ordinary Course of Business;

(vii) the Company has not issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

(viii) the Company has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

(ix) the Company has not cancelled, compromised, waived or released any right or claim (or series of related rights and claims) either involving more than $25,000 or outside the Ordinary Course of Business;

(x) the Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

(xi) there has been no change made or authorized in the charter or bylaws of the Company;

(xii) the Company has not issued, sold or otherwise disposed of any of its capital stock or other equity interest, or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock or other equity;

(xiii) the Company has not declared, set aside or paid any dividend or made any distribution with respect to its capital stock or other equity interest (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock or other equity;

(xiv) the Company has not experienced any damage, destruction or loss (whether or not covered by insurance) to its property;

(xv) except as set forth on Schedule 5.7(b), the Company has not made any loan or advance to, or entered into any other transaction with, any of its directors, officers or employees or with any of the Stockholders or any of its Affiliates, outside the Ordinary Course of Business;

(xvi) the Company has not granted any increase in the base compensation of any of its directors, officers, independent contractors or employees outside the Ordinary Course of Business;

(xvii) the Company has not adopted, amended, modified or terminated any Employee Plan or Compensation Arrangement (including any bonus, profit-sharing, incentive, severance, termination, change of control or other plan, contract or commitment for the benefit of any of its directors, officers or employees);

(xviii) the Company has not made any other change in employment terms or engagement terms for any of its directors, officers, independent contractors or employees outside the Ordinary Course of Business;

(xix) the Company has not made or pledged to make any charitable or other capital contribution;

(xx) there has not been any other material occurrence, event, incident, action, failure to act or transaction outside the Ordinary Course of Business involving the Company; and

(xxi) the Company has not committed to any of the foregoing.

Section 5.9 Undisclosed Liabilities. Except as set forth on Schedule 5.7(b), the Company has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any Liability), except for (i) Liabilities set forth on the face of the Financial Statements and (ii) Liabilities which have arisen after the date of the Most Recent Fiscal Year End in the Ordinary Course of Business which in the aggregate do not exceed $25,000 (none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law). The Liabilities described in clauses (i) and (ii) of the preceding sentence include the Company Liabilities.

Section 5.10 Legal Compliance. The Company has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of all Governmental Authorities, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply.

Section 5.11      Tax Matters.

(a) The Company has (i) duly filed or caused to be filed in a timely manner all Tax Returns that it was required to file with the appropriate Governmental Authorities, and (ii) paid or made adequate provision in the Financial Statements in accordance with GAAP for the payment of all Taxes owed by the Company. All of the Tax Returns referred to in clause (i), above, are true, correct and complete in all material respects. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(b) The Company has not executed any waiver or extension of any statute of limitations on the assessment or collection of any Tax of the Company or with respect to any liability arising therefrom. None of the Tax Returns filed by or on behalf of the Company is currently being audited by any Governmental
Authority, and there are no other examinations, requests for information or other administrative or judicial proceedings pending with respect to Taxes of the Company. Neither the Internal Revenue Service nor any other Governmental Authority has asserted any deficiency or claim for additional Taxes against, or any adjustment of Taxes relating to the Company. No claim has been made by any Governmental Authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Neither the Stockholders nor the Company expect any Governmental Authority to assess any additional Taxes for any period of the Company for which Tax Returns have been filed.

(c) Schedule 5.11 lists all jurisdictions in which the Company is required to file a state Tax Return.

(d) The Company has delivered to Buyer: (i) true, correct and complete copies of all Tax Returns filed by or on behalf of the Company with respect to taxable periods ending on or after December 31, 1996, and (ii) all examination reports and statements of deficiency asserted against or agreed to by the Company with respect to Taxes since January 1, 1996. Schedule 5.11 contains true, correct and complete information, as of the end of the most recently concluded taxable year of the Company, regarding: (i) the Tax basis of the assets of the Company, and the depreciation and amortization schedules relating to such assets, (ii) the Tax basis in the stock of the Company and (iii) the earnings and profits, net operating loss carryovers, and other Tax attributes, credits and carryover items (and any limitations applicable to any of the foregoing) of the Company.

                  (e) There are no proposed reassessments of any property owned by the Company that would affect the Taxes of the Company after the Closing Date. There are no Tax liens on any assets of the Company, other than liens for current Taxes not yet due and payable.

                  (f) The Company has no liability for the Taxes of any person or entity (other than the Company) pursuant to Section 1.1502-6 of the Treasury Regulations promulgated under the Code (the "Treasury Regulations"), any comparable provisions of any state, local or foreign Tax law in respect of a consolidated, combined or unitary Tax Return, or by contract or otherwise. As of the Closing, there will be no tax sharing agreements or similar arrangements in effect with respect to or involving the Company.

                  (g) No consent under Section 341(f) of the Code has been filed with respect to the Company.
                                      -24-

                  (h) The Company does not have any income or gain reportable for a period ending after the Closing Date but attributable to a transaction (e.g., an installment sale) occurring in, or a change in accounting method made for, a taxable period ending on or prior to the Closing Date which resulted in a deferred reporting of income or gain from such transaction or from such change in accounting method.

                  (i) The Company has not been a "United States real property holding corporation," within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                  (j) The Company has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a non-deductible expense to such company pursuant to Section 280G of the Code.

                  (k) The Company has been taxable as an "S Corporation" within the meaning of Section 1361(a) of the Code throughout its entire existence.

Section 5.12      Broadcast Towers; Regulatory Requirements.

(a)      [Intentionally omitted.]

(b) Schedule 5.12(b) sets forth a list of all Licenses of the Company together with all amendments and modifications thereto and all applications by or on behalf of the Company for Licenses. Such Licenses constitute all of the licenses, permits and authorizations necessary to conduct the business of the Company as currently operated in compliance with all laws, rules and regulations of all Governmental Authorities. The Company is in compliance with all of the requirements of the Licenses. If required by the rules and regulations of the FAA and FCC, the Company has received for each broadcast tower an FAA Determination of No Hazard and has registered each broadcast tower with the FCC. All such Licenses are valid and in full force and effect and no suspension, cancellation or termination of any of the Licenses is pending or, to the Knowledge of the Stockholders and the Company, threatened. There are no pending or, to the Knowledge of the Stockholders and the Company, threatened complaints or other objections concerning any broadcast tower before the FAA, the FCC or any other Governmental Authority. The Company has filed all returns, reports and statements required to be filed by it with the FCC, the FAA and any other Governmental Authority. All of such returns, reports and statements are complete and correct as filed. The broadcast towers are in compliance with and have been operated and maintained in accordance with all requirements of the FAA, the FCC and other Governmental Authorities.

Section 5.13 Real Property. Schedule 5.13 contains a true and complete description of the Real Property. With respect to each parcel of Real Property:

(a) with respect to any owned parcel of Real Property, the Company has good and marketable title to such parcel of Real Property, free and clear of any Liens, except for Permitted Liens;

(b) with respect to any leased or subleased Real Property, the Company has a valid leasehold or subleasehold interest to such parcel of Real Property, free and clear of any
                                      -25-

Liens other than Permitted Liens, and assuming compliance by the Company with the terms of the lease or sublease, the Company has a right of quiet enjoyment of such parcel of Real Property;

(c) there are no pending or, to the Knowledge of the Stockholders and the Company, threatened condemnation proceedings, lawsuits or administrative actions relating to such property or other matters affecting adversely the current use, occupancy, or value thereof;

(d) the legal description for such parcel contained in the deed or lease or sublease thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land, and the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

(e) other than as disclosed on Schedule 5.13, there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of such parcel of real property other than the Company;

(f) with respect to any Real Property owned by the Company, there are no outstanding options or rights of first refusal to purchase such parcel of real property, or any portion thereof or interest therein, and the Company has no option or right of first refusal to purchase any Real Property leased by the Company;

(g) there are no parties (other than the Company and, with respect to parcels of Real Property for which the Company holds an option to lease or to purchase such Real Property (a "Real Property Option"), the Person granting such option to lease or option to purchase, as applicable) in possession of such parcel of Real Property, other than tenants under any leases or licenses disclosed in Schedule 5.13;

(h) all facilities located on such parcel of Real Property are supplied with utilities and other services, including gas, electricity, water, telephone, sanitary sewer and storm sewer, in accordance with all applicable laws, ordinances, rules and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting such parcel of real property, the facilities are in good order and repair, and in a good, safe, substantial condition, free from defects; all plumbing, heating, electrical and air conditioning systems and equipment and systems therein are in good order and repair and operating condition; the facilities are constructed and completed strictly in compliance with all applicable laws and accepted standards of good materials and workmanship, all electrical, plumbing, heating and air-conditioning and exterior drainage systems, in or on the Real Property are in good condition and working order, all facilities located on such parcel of Real Property (other than any parcel subject to a Real Property Option) are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which are adequate;

(i) such parcel of Real Property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting the parcel of real property, and access to the property is provided by paved public right-of-way with adequate curb cuts available;

(j) the Company has delivered to Buyer true and complete copies of any deed, lease, sublease or agreement setting forth a Real Property Option; and

(k) each Real Property Option may be terminated at the election of the Company on no more than 90 days' prior notice and without the payment of any penalty, fee, expenses or other amounts to any other Person.

Section 5.14 Intellectual Property. The Company owns or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property necessary for the operation of the business of the Company as presently conducted. The Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and the Company has not received any complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Stockholders and the Company, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Company. Schedule 5.14 identifies all registered Intellectual Property of the Company and each pending application therefor and identifies each license, agreement or other permission which the Company has granted to any third party with respect to any of its Intellectual Property.

Section 5.15 Tangible Assets. The Company owns or leases all buildings, machinery, equipment and other tangible assets necessary for the conduct of its business as presently conducted. Each such tangible asset is free from material defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair and is suitable for the purposes for which it presently is used. Schedule 5.15 sets forth a list of all material items of tangible assets of the Company, including the location thereof.

Section 5.16 Contracts. Schedule 5.16 contains a true and complete list of all Contracts, except for Contracts entered into in the Ordinary Course of Business which involve annual expenditures of no more than $20,000 per year per Contract or $50,000 per year collectively for all such Contracts which are not listed on
Schedule 5.16 (other than any Contracts constituting Real Property Options, all of which are listed on Schedule 5.16). The Company has delivered to Buyer a correct and complete copy of each written Contract (as amended to date) and a written summary setting forth the terms and conditions of each oral Contract. Each Contract is legal, valid, binding, enforceable against the Company and, to the Knowledge of the Stockholders and the Company, each other party thereto, and in full force and effect in accordance with its terms. Each Contract will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby. Neither the Company, nor to the Knowledge of the Stockholders and the Company, any other party thereto is in material breach or default under any Contract, and, to the Knowledge of the Stockholders and the Company, no event has occurred which with notice or lapse of time would constitute a breach or default under any Contract, or permit termination, modification or acceleration, or reduce the amount of payments due the Company, or give rise to any liquidated damages, under any Contract. No party to any Contract has repudiated any provision of such Contract.

Section 5.17 Notes and Accounts Receivable; Accounts Payable. All notes, accounts receivable, unbilled work in process and other debts due the Company are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet. The Company has paid on a timely basis all of its accounts payable and such accounts payable arose in the Ordinary Course of Business.

Section 5.18 Powers of Attorney. Schedule 5.18 lists all outstanding powers of attorney executed on behalf of the Company.

Section 5.19 Insurance. Schedule 5.19 sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company is a party, a named insured, or otherwise the beneficiary of coverage:

(a) the name of the insurer, the name of the policyholder and the name of each covered insured;

(b)      the policy number and the period of coverage;

(c) the scope (including an indication of whether the coverage was on a claims made, occurrence or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

(d) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Company nor, to the Knowledge of the Stockholders and the Company, any other party to the policy is in breach or default thereunder (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. The Company has been covered during the past 2 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during such period. Schedule 5.19 describes any self-insurance arrangements affecting the Company. Except as set forth on
Schedule 5.19, the Company has not been subject to, nor has any insurer defended or settled, on behalf of the Company, or paid out money on behalf of the Company with respect to any workers' compensation claim or any claim under any insurance policy where the aggregate amount at issue exceeded $5,000.

Section 5.20 Litigation. Schedule 5.20 sets forth each instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling or charge or (ii) is a party to or, to the Knowledge of the Stockholders and the Company, is threatened to be made a party to any action, suit, proceeding, hearing or investigation of, in or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator, and neither the Stockholders nor the Company is aware of any Basis for the same. None of the actions, suits, proceedings, hearings and investigations set forth in Schedule 5.20 could result in any Material Adverse Effect. Neither the Stockholders nor the Company has any reason to believe that any such action, suit, proceeding, hearing or investigation may be brought or threatened against any of the Stockholders or the Company.

Section 5.21      Employees.

(a) Schedule 5.21 contains a correct and complete list of (i) the names and positions of each of the employees, officers and directors of the Company and of any affiliate of any Stockholder whose services relate primarily to the Business, (ii) the annual salary or hourly wage of each such person, and (iii) any oral or written contracts or agreements that provide for employment of any individual as an employee or independent contractor of the Company and which does not permit the termination of such contract or agreement, without penalty, upon no more than 30 days prior notice. The Stockholders have provided to Buyer correct and complete copies (or descriptions, if oral) of all contracts or agreements listed in Schedule 5.21.

(b) No employees of the Company are presently members of any collective bargaining unit with respect to their employment with the Company. There are no collective bargaining agreements and no contracts or agreements with labor unions, relating to, involving or affecting the employees of the Company to which the Company is a party or by which it is bound, and the Company has no obligation to bargain with any labor organization with respect to any such persons. The Company is not currently, nor during the past three years has it been, the subject of any certification or decertification drive, and, to the Knowledge of the Stockholders and the Company, no such organizing activity is threatened. To the Knowledge of the Stockholders and the Company, no union or other collective bargaining representative claims to represent, has been certified as representing or has requested that the Company recognize such union or collective bargaining representative as representing any of the employees of the Company for collective bargaining purposes. Neither the Stockholders nor the Company has recognized or agreed to recognize or is required to recognize any union as the collective bargaining representative for any employee of the Company.

                  (c) There are no unfair labor practice charges pending against the Company and, to the Knowledge of the Stockholders and the Company, there are neither any demands for recognition or any other requests or demands from a labor organization for representative status with respect to any persons employed by the Company and no such activity is threatened. Neither the Company nor the Business is currently, or during the past three years has been, the subject of any strike, work stoppage, picketing or work slowdown, or any other labor dispute,
                                      -29-
controversy or proceeding, and to the Knowledge of the Stockholders and the Company no such activity is threatened. The Company has complied in all material respects with all laws relating to the employment and safety of labor, including provisions relating to wages, hours, benefits, collective bargaining, discrimination, the payment of social security and other payroll expenses, and all applicable occupational safety and health acts, laws and regulations. The Company is not subject to any investigation or other challenge relating to the misclassification of employees as independent contractors. The Company is not required to comply with any government contractor affirmative action obligations.

Section 5.22      Employee Benefits.

(a) Each Employee Plan and  Compensation  Arrangement is listed and described in
Schedule 5.22, and complete and accurate copies of (including any amendments to) any such written Employee Plans and Compensation Arrangements (or related insurance policies) have been furnished to Buyer, along with copies of any employee handbooks or similar documents describing such Employee Plans and Compensation Arrangements. Any unwritten Employee Plans or Compensation Arrangements also are listed in Schedule 5.22, and complete descriptions have been furnished to Buyer. Except as disclosed in Schedule 5.22, neither the Company nor any ERISA Affiliate is a party to and does not have in effect or to become effective after the date of this Agreement any plan, arrangement or other scheme which will become an Employee Plan or Compensation Arrangement (including any bonus, cash or deferred compensation, severance, medical, pension, profit sharing or thrift, stock option, employee stock ownership, life or group insurance, death benefit, vacation, sick leave, disability or trust agreement or arrangement), or any amendment to an Employee Plan or Compensation Arrangement.

(b) The Company has furnished to Buyer the Forms 5500 filed for each of the Employee Plans (including all attachments and schedules), actuarial reports, summaries of material modifications, summary annual reports, and any other employer notices (including, governmental filings and descriptions of material changes to Employee Plans or Compensation Arrangements) relating to the Employee Plans for the last three plan years, and the current summary plan descriptions.

(c) Each Employee Plan and Compensation Arrangement has been administered in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, the Age Discrimination in Employment Act and any other applicable Federal or state laws.

(d) Neither the Company nor any ERISA Affiliate (i) is contributing to, is required to contribute to, or has contributed within the last seven years to, any Multiemployer Plan, Multiple Employer Plan, or, employee pension benefit plan, as defined under Section 3(2) of ERISA, which was subject to Title IV of ERISA, (ii) has incurred within the last seven years, or reasonably expects to incur, any "withdrawal liability," as defined under Section 4201 et seq. of ERISA or (iii) has ever engaged in a transaction to evade liability, as described under Section 4069 of ERISA.
                                      -30-

(e) At all times on or prior to the Closing, each Employee Plan, to the extent such Employee Plan is intended to be tax-qualified, satisfies all minimum coverage and minimum participation requirements, if any, imposed on such Employee Plan by the applicable terms of the Code and ERISA.

(f) Neither the Stockholders nor the Company is aware of the existence of any governmental inspection, investigation, audit or examination of any Employee Plan or Compensation Arrangement or of any facts which would lead them to believe that any such governmental inspection, investigation, audit or examination is pending or threatened. There exists no action, suit or claim (other than routine claims for benefits) with respect to any Employee Plan or Compensation Arrangement pending or, to the Knowledge of the Stockholders and the Company, threatened against any of such plan or arrangement, and neither the Stockholders nor the Company possesses any knowledge of any facts which could give rise to any such action, suit or claim.

(g) Except as described in Schedule 5.22, neither the Company nor any ERISA Affiliate sponsors, maintains or contributes to any Employee Plan or Compensation Arrangement that provides medical or death benefit coverage to former employees of the Company, except to the extent required by Section 4980B of the Code.

(h) With respect to each Employee Plan and, to the extent applicable, each Compensation Arrangement: (i) each Employee Plan that is intended to be tax-qualified, and each amendment thereto, is the subject of a favorable determination letter, and no plan amendment that is not the subject of a favorable determination letter would affect the validity of an Employee Plan's letter; (ii) no condition or event exists or is expected to occur that could subject, directly or indirectly, the Company or any ERISA Affiliate to any material liability, contingent or otherwise, or the imposition of any lien on the assets of the Company or any ERISA Affiliate under the Code or Title IV of ERISA whether to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, or any other person; (iii) no Prohibited Transaction has occurred which would subject the Company or any ERISA Affiliate to any liability; (iv) which provides severance or severance like benefits such Employee Plan or Compensation Arrangement may be terminated by the Company without any penalty and without any liability to pay severance benefits in connection with any terminations of employment which occur after the date such Employee Plan or Compensation Arrangement is terminated; (v) which is a "group health plan," as defined under
Section 601 et seq of ERISA and 4980B of the Code ("COBRA"), has provided "continuation coverage" to each "covered employee" and "qualified beneficiary" entitled thereto (with each term as defined under COBRA); and (vi) all contributions, premiums, payments or liabilities accrued, in whole or in part, under each Employee Plan or Compensation Arrangement or with respect thereto as of the Closing will be paid by the Company or the Stockholders, on or prior to Closing or shall be reflected on the financial statements of the Company as of Closing and shall be paid within the time period permitted by ERISA and the Code.

(i) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, or unemployment compensation) becoming due to any director or employee of the Company or any ERISA Affiliate;
(ii)  result  in  the  acceleration  of
vesting under any Employee Plan or Compensation Arrangement; or (iii) materially increase any benefits otherwise payable under any Employee Plan; an any such payment or increase in benefits is fully deductible under the Code, including but not limited to Sections 162, 280G and 404 of the Code.

Section 5.23  Guaranties.  Except for guarantees  that are disclosed on Schedule
5.23 and that will be terminated prior to Closing, the Company is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

Section 5.24      Environmental, Health and Safety Matters.
(a) The Company has complied in all material respects, and the Company, and each parcel of Real Property owned or leased by the Company (other than Real Property Options), is in compliance in all material respects with all Environmental, Health and Safety Requirements and to the Stockholders' and the Company's Knowledge, each predecessor of the Company has complied in all material respects with all Environmental, Health and Safety Requirements. The Company has no material liability under any Environmental, Health and Safety Requirements.

(b) Without limiting the generality of the foregoing, the Company has obtained and complied with, and is in compliance with, in all material respects all permits, licenses and other authorizations that are required pursuant to Environmental, Health and Safety Requirements for the occupation of its facilities and the operation of its business.

(c) Except as set forth in Schedule 5.24, the Company has not received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health and Safety Requirements or any Liability, including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health and Safety Requirements.

(d) Except as set forth in Schedule 5.24, none of the following exists at any property or facility owned or operated by the Company: (i) underground storage tanks, (ii) asbestos-containing material in any form or condition, (iii) materials or equipment containing polychlorinated biphenyls or (iv) landfills, surface impoundments or disposal areas.

(e) Except as set forth in Schedule 5.24, neither the Company nor, to the Stockholders' or the Company's Knowledge, its predecessors has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, including any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental, Health and Safety Requirements.

(f) Except as set forth in Schedule 5.24, neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of any Government Authorities or third parties, pursuant to any of the so-called
"transaction-triggered"   or  "responsible  property  transfer" Environmental,
Health and Safety Requirements.

(g) The Company has not, either expressly or by operation of law, assumed or undertaken any liability, including any obligation for corrective or remedial action, of any other Person relating to Environmental, Health and Safety Requirements.

Section 5.25 Certain Business Relationships with the Company. Except as set forth in Schedule 5.25, none of the Stockholders nor any Affiliate thereof or of the Company has been involved in any business arrangement or relationship with the Company within the past 12 months, and neither any Stockholder nor any Affiliate thereof or of the Company owns any asset, tangible or intangible, which is used in the business of the Company. There are no tax sharing agreements between the Company and any Stockholder or any Stockholder's Affiliates.

Section 5.26 Bank Accounts and Credits. Schedule 5.26 lists all banks and lending institutions with which the Company maintains any account or has a credit facility, and sets forth the names of all individuals who have signing authority for any such account.

Section 5.27 Inventory. The inventory of the Company consists of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged or defective, subject only to the reserve for inventory writedown set forth on the face of the Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

Section 5.28 Product and Service Warranty. Each product manufactured, sold, leased or delivered, and each service performed, by the Company has been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and the Company does not have any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company. No product manufactured, sold, leased or delivered, and no service performed, by the Company is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale, lease or service. Schedule
5.28 includes copies of the standard terms and conditions of sale and service for the Company (containing applicable guaranty, warranty, and indemnity provisions).

Section 5.29 Year 2000 Compliance. All computer software programs, including all source code, object code and documentation related thereto, hardware, databases and embedded control systems (collectively the "Systems") used by the Company are Year 2000 Compliant. "Year 2000 Compliant" means that the Systems (a)
accurately process date and time data (including calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, the years 1999 and 2000, and leap year calculations
and (b) operate  accurately with other   software  and  hardware   that  use
standard   format  (4  digits)  for representation of the year.

Section 5.30 Hart-Scott-Rodino. The Company, as reflected on the Most Recent Balance Sheet, had less than $25,000,000 in assets, and the Company, as reflected in the Financial Statements for the twelve-month period ended December 31, 1998, had annual net sales of less than $25,000,000.

Section 5.31 Disclosure.  The representations  and warranties  contained in this
Article 5 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 5 not misleading.

                                   ARTICLE 6

                                   COVENANTS

Section 6.1 Conduct of Business of the Company. Except as contemplated by this Agreement or with the prior written consent of Buyer, during the period from the date of this Agreement to the Effective Time, the Company shall conduct its operations only in the Ordinary Course of Business consistent with past practice, and the Company will preserve intact the Business and organization of the Company, to keep available the services of the present officers and key employees of the Company and to preserve the good will of customers, suppliers and all other persons having business relationships with the Company.

(a) Except as otherwise contemplated by this Agreement, prior to the Effective Time, the Company shall not, without the prior written consent of Buyer:

(i) adopt any amendment to the certificate of incorporation or bylaws of the Company;

(ii) issue, reissue or sell, or authorize the issuance, reissuance or sale of any additional shares or other equity interest in the Company or securities convertible into any rights, warrants or options to acquire any additional shares or other equity interest in the Company;

(iii) declare, set aside or pay any dividend or make any other distribution (whether in cash, securities or property or any combination thereof);

(iv) split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any of its shares or other equity interest;

(v) increase the compensation or fringe benefits payable or to become payable to its directors, officers or employees, or pay any benefit not required by any existing Employee Plan or Compensation Arrangement (including the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to (except pursuant to existing Employee Plans or Compensation Arrangements), or enter into, review, terminate, amend or waive any material provision of any employment or severance agreement with, any director, officer or other employee of the Company or establish, adopt, enter into, or amend any collective bargaining agreement, employment agreement, termination agreement, Employee Plan, or Compensation Arrangement;

(vi) acquire, sell, lease, license, transfer, pledge, encumber, grant or dispose of (whether by merger, consolidation, purchase, sale or otherwise) any assets (other than the acquisition and sale of inventory or the disposition of used or excess equipment and the purchase of raw materials, supplies and equipment, in either case in the Ordinary Course of Business);

(vii) incur or assume or prepay any Indebtedness, assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, or make any loans, advances or capital contributions to, or investments in, any other Person;

(viii) change any accounting policies or procedures, other than in the Ordinary Course of Business or as required by GAAP;

(ix) waive, release, assign, settle or compromise any material rights, claims or litigation;

(x) take any action that would make any representation or warranty set forth in Article 5 to become untrue;

(xi) make any Tax election or settle or compromise any material federal, state, local or foreign income Tax Liability;

(xii) enter into any Contract except for any Contract entered into in the Ordinary Course of Business under which the consideration payable or receivable by the Company does not exceed $20,000 per year per Contract or $50,000 per year in the aggregate for all such Contracts or amend or terminate any existing Contract;

(xiii) incur any Liability except for Liabilities incurred by the Company in the Ordinary Course of Business which in the aggregate for all such Liabilities incurred between the date hereof and the Effective Time do not exceed $50,000;

(xiv) authorize or enter into any formal or informal binding written or other agreement or otherwise make any binding commitment to do any of the foregoing;

                           (xv)     make any material increase in the size or
change the composition of the workforce of the Company; or

                           (xvi)  voluntarily   recognize  any  union  or  other
collective bargaining representative as the collective bargaining representative for any of the employees of the Company.

(b)      The Company shall do the following:

(i) maintain its assets in good operating condition (ordinary wear and tear excepted), with inventories of spare parts and expendable supplies being maintained at levels consistent with past practices and to make all repairs or replacements necessary to restore any assets to the condition represented in
Section 5 of this Agreement;

(ii)     maintain the existing insurance policies in full force and effect;

(iii) maintain the books and records of the Company in accordance with past practices;

(iv) furnish to Buyer, within twenty days after the end of each month, monthly financial statements for the month just ended containing balance sheets and statements of income and cash flow for such period which shall comply with the representations set forth in Section 5.7;

(v) comply in all material respects with all laws, rules and regulations and with all Contracts and keep in full force and effect all Licenses;

(vi) pay all of the obligations and Liabilities of the Company on a timely basis; and

(vii) preserve the corporate existence of the Company.

Section 6.2 The Stockholders' Actions. During the period from the date of this Agreement to the Effective Time, the Stockholders shall not sell, transfer or encumber any of their shares of Company Common Stock or grant or permit to exist any Lien on any of their shares of Company Common Stock and shall not enter into any commitment to sell, transfer, grant any Lien or otherwise encumber any of their shares of Company Common Stock. The Stockholders shall cause the Company to comply with all of the terms of this Agreement applicable to them, including
Section 6.1.

Section 6.3 Other Actions. During the period from the date hereof to the Effective Time, the Stockholders shall not, and shall cause the Company not to, take any action that would, or that would reasonably be expected to, result in any of the conditions to the transactions contemplated hereby set forth in
Article 7 or 8 hereof not being satisfied or satisfaction thereof being delayed.

Section 6.4 Notification of Certain Matters. The Stockholders and the Company shall promptly notify Buyer of the occurrence of any fact or event that would reasonably be expected (i) to cause any representation or warranty of any Stockholder or the Company contained in this Agreement to be untrue, (ii) to cause any covenant, condition or agreement of any Stockholder or the Company hereunder not to be complied with or satisfied or (iii) to cause a Material Adverse Effect. Buyer shall promptly notify the Stockholders and the Company of the occurrence of any fact or event that would reasonably be expected (i) to cause any representation or warranty of Buyer to be untrue or (ii) to cause any covenant, condition or agreement of Buyer hereunder not to be complied with or satisfied.

Section 6.5 Access to Information. The Company shall: (i) provide to Buyer (and its officers, directors, employees, accountants, consultants, legal counsel, financial advisors, investment bankers, agents and other representatives (collectively, "Representatives")) access at reasonable times to the assets and properties, personnel and the books and records of the Company and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company as Buyer or its Representatives may reasonably request. No investigation conducted under this
Section 6.5 shall affect or be deemed to modify any representation or warranty made in this Agreement.

Section 6.6       Cooperation; Further Assurances.

(a) Subject to the terms and conditions provided in this Agreement and to applicable legal requirements, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done and to assist and cooperate with the other parties hereto in doing, as promptly as practicable, all things necessary, proper or advisable under applicable laws and regulations to ensure that the conditions set forth in Articles 7 and 8 are satisfied and to consummate and make effective the transactions contemplated by this Agreement. No party to this Agreement shall take any action that is inconsistent with its obligations under this Agreement. Notwithstanding the foregoing, Buyer shall not be required to expend any monies to obtain any Consent or to accept any adverse condition or change in terms to obtain any Consent.

(b) The Stockholders and the Company will cooperate in all commercially reasonable respects with Buyer and its counsel and accountants in connection with any filing to be made by Buyer with the SEC. The Stockholders shall provide to Buyer such information relating to the Company and the Business as Buyer may reasonably request. All costs, expenses and fees incurred in connection with the preparation and inclusion by Buyer of such information in any such filing shall be borne by Buyer. The Stockholders and the Company hereby consent to the inclusion by Buyer of financial statements of the Company, if requested to be so included by Buyer, in any filing to be made by Buyer with the SEC or pursuant to applicable securities laws, including the Securities Act and the Securities Exchange Act. All costs, expenses and fees incurred in connection with the preparation and inclusion by Buyer of financial statements of the Company in any such filing shall be borne by Buyer. The Stockholders and the Company agree to use commercially reasonable efforts to obtain the consent of the independent public accountants of the Company to the inclusion of such financial statements in any filing to be made by Buyer.

Section 6.7 Public Announcements. The initial press release concerning the transactions contemplated by this Agreement shall be a joint press release and, thereafter, the parties hereto shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except to the extent public disclosure may be required or advisable under applicable law, including under the securities laws or the requirements of any securities exchange, as determined by the disclosing party in good faith.

Section 6.8 Confidentiality. Except for such disclosures to officers, directors, employees, advisors and representatives as may be appropriate in furtherance of this transaction and except for disclosures that may be required to comply with applicable law, including under the securities laws or the requirements of any securities exchange, each party hereto shall use commercially reasonable efforts to keep confidential all information of a confidential nature obtained by it from the other parties hereto in connection with the transactions contemplated by this Agreement, and if this Agreement is terminated without a Closing, each party hereto will return to the other parties all documents and other materials obtained from the other party in connection herewith.

Section 6.9 Expenses; Taxes. Whether or not the transaction contemplated by this Agreement is consummated, all expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that the filing fee under the Hart-Scott-Rodino Act, if any, shall be shared equally by the Stockholders and Buyer. All expenses of the Company payable as a result of this Section 6.9 shall be borne by the Stockholders.

Section 6.10 Control of the Company's Operations. Nothing contained in this Agreement shall give Buyer, directly or indirectly, any right to control or direct the Company's operations prior to the Effective Time.

Section 6.11 Hart-Scott-Rodino Filing. Within ten days after the execution of this Agreement, the Stockholders and Buyer shall make any and all filings which are required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder (the "Hart-Scott-Rodino Act") with respect to the transactions contemplated hereby. Each party shall furnish to the other such necessary information and reasonable assistance as any other party may request in connection with its preparation of necessary filings or submissions pursuant to the provisions of the Hart-Scott-Rodino Act. If the Federal Trade Commission or the Department of Justice requests additional information from the parties or imposes any condition upon the transactions contemplated hereby, the parties will cooperate with each other, the Federal Trade Commission and the Department of Justice; provided, however, that nothing herein shall compel either party or any affiliate of such party to comply with any condition imposed upon such party or such affiliate that is adverse to the interests of such party or its affiliates as determined by such party in the exercise of its reasonable business judgment. The filing fees required under the Hart-Scott-Rodino Act shall be shared equally by the Stockholders and Buyer.

Section 6.12 Other Buyer Transactions. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall prevent or restrict Buyer and its subsidiaries from engaging in any merger, acquisition, business combination or other transaction (whether or not Buyer is the surviving corporation), provided that such merger, acquisition, business combination or other transaction would not prevent Buyer from complying with its obligations under this Agreement.

Section 6.13 Consents. The Stockholders and the Company shall give all notices of this Agreement or the transaction contemplated hereby to Governmental Authorities and other third parties to the extent required by any law, rule, regulation or Contract. The Stockholders and the Company shall use commercially reasonable efforts to obtain, prior to Closing, all of the Consents without any change in the terms of any Contract or License to which such Consent relates. Notwithstanding anything in this Agreement to the contrary, Buyer shall not be required to expend any monies to obtain any Consent or to accept any adverse condition or change in terms to obtain any Consent. The Stockholders and the Company shall promptly notify Buyer of any difficulty in obtaining any Consents.

Section 6.14      Employee Benefits Matters.

(a) Prior to the Closing, the Stockholders and the Company shall take any and all action necessary or appropriate to terminate immediately prior to the Closing any Employee Plan which includes a cash or deferred arrangement tax-qualified under Code Section 401(k) and provides benefits solely to employees of the Company.

(b) The Stockholders and the Company shall (i) obtain the written, irrevocable resignations of any employee of the Company identified by Buyer at least one (1) day prior to Closing, which resignation shall be effective as of the Effective Time, (ii) discharge in full on or prior to Closing any and all liabilities owed by the Company to such employees (including but not limited to, any liability for stay bonus, severance pay, pay in lieu of advance notice, or deferred compensation benefits), other than any liabilities to provide future benefits to such employees under any tax-qualified Benefit Plan or under ERISA Section 601,
(iii) obtain from such employees a general release of any and all claims, including but not limited to any claims under the Age Discrimination in Employment Act, that such employees may have with respect to their employment with the Company or any of the Stockholders' Affiliates through Closing, which general release shall be irrevocable as of Closing and shall be in a form reasonably acceptable to Buyer, and (iv) obtain from such employees covenants of non-competition and non-interference in a form reasonably acceptable to Buyer.

Section 6.15      Tax Matters.

(a)      Tax Returns.

                           (i)      The Stockholders shall be responsible for
the preparation and timely filing of, and the payment of all Taxes due with respect to, all Tax Returns of the Company for all taxable periods that end on or prior to the Closing Date, including Tax Returns of the Company for periods that end on or prior to the Closing Date but are required to be filed after the Closing Date; provided, however, that the Stockholders shall provide Buyer with drafts of such Tax Returns (together with the relevant back-up information) for review and consent by Buyer at least 20 days prior to filing. Such Tax Returns shall be prepared in a manner consistent with the past practice of the Company. The Stockholders shall provide Buyer with correct and complete copies of such Tax Returns in the form filed within 15 days after the filing date.

                           (ii)     Buyer shall be responsible for the
preparation and timely filing of all Tax Returns of the Company for all taxable periods that end after the Closing Date, including Tax Returns of the Company for periods (if any) that begin before and end after the Closing Date. Buyer shall be responsible for the payment of all Taxes due with respect to such Tax Returns; provided, however, that with respect to Taxes due for taxable periods that begin before and end after the Closing Date, the Stockholders shall be responsible for the payment of the portion of such Tax that is attributable to the portion of such periods that end on the Closing Date.

                  (b) Retention of Records; Cooperation. From and after the date hereof, the Company shall retain all Tax Returns and all books, records and other information relating to any Tax or Tax Return of the Company, and to abide by all record retention agreements entered into with any Governmental Authority. The Stockholders, the Company and Buyer shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 6.15 and any audit, litigation, or other proceeding with respect to Taxes of the Company. The Stockholders, the Company and Buyer agree that if any of them receives any notice of an audit or examination from any taxing authority with respect to Taxes of the Company for any taxable period or portion thereof ending on or prior to the Closing Date, then the recipient of such notice shall, within three (3) days of the receipt thereof, notify and provide copies of such notice to the other parties, as the case may be, in accordance with the notice provisions of Section 12.4.

Section 6.16      Additional Post-Closing Covenants.

(a) General. If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article 11). The Stockholders and the Company acknowledge and agree that from and after the Closing Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company.

(b) Transition. The Stockholders and the Company shall not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing. The Stockholders will refer all customer inquiries relating to the business of the Company to Buyer from and after the Closing.

(c) Covenant Not to Compete. For a period of three years from and after the Closing Date, neither the Employee Stockholders nor any of their Affiliates will engage directly or indirectly in the Business; provided, however, that no owner of less than 1% of the outstanding stock of any publicly-traded corporation shall be deemed to engage solely by reason thereof in the Business. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6.16(c) is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

                                   ARTICLE 7
                        CONDITIONS TO BUYER'S OBLIGATIONS

         The obligations of Buyer to consummate the transactions provided for in this Agreement are subject to all of the conditions set forth below in this
Article 7, any of which may be waived in writing by Buyer.

Section 7.1 Performance by the Company and the Stockholders. The Company and the Stockholders shall have performed in all material respects all of their agreements and covenants under this Agreement required to be performed by them at or prior to the Closing.

Section 7.2 Truth of Representations and Warranties. Each of the representations and warranties of the Company and the Stockholders contained in this Agreement
(i) if specifically qualified by materiality, shall be true and complete as so qualified, and (ii) if not qualified by materiality, shall be true and complete in all material respects, in each such case, on and as of the Closing Date, with the same effect as if then made, except where any such representation or warranty is made as of a specific earlier date, in which event it shall remain true and correct (as qualified) as of such earlier date.

Section 7.3 Receipt of Consents.  All of the  Consents  indicated as material on
Schedule 3.2, 4.2 or 5.3 (the "Material Consents") shall have been obtained and delivered to Buyer and shall be in full force and effect as of the Closing and shall be in form and substance reasonably satisfactory to Buyer without any conditions or changes in the underlying Contract or License to which such Material Consent relates.

Section 7.4 Hart-Scott-Rodino Act and other Governmental Authorizations. All waiting periods required under the Hart-Scott-Rodino Act shall have expired or otherwise shall have been terminated prior to the Closing, and the parties and the Company shall have received all other authorizations, consents and approvals of Governmental Authorities required to consummate the transactions contemplated hereby in a lawful manner.

Section 7.5 Deliveries. The Stockholders and the Company shall have made all of the deliveries required by Section 9.2.

Section 7.6 Material Adverse Effect. No Material Adverse Effect shall have occurred.

Section 7.7 Payment of Company Liabilities . All Company Liabilities shall be paid simultaneously with Closing and Buyer shall have received evidence of such payments and releases from each Person receiving a payment pursuant to Section 2.1(e) hereof of all claims it has or may have against the Company, other than pursuant to this Agreement.

Section 7.8 Affiliate Loans. Subject to payment by Buyer of the Company Liabilities pursuant to Section 2.1(e), all loans, advances and payables owing by the Company to any Stockholder shall have been cancelled by each such Stockholder and Buyer shall have received a certificate to such effect duly executed by such Stockholder.
                                      -41-

Section 7.9 Post-Closing Lock-Ups. Each Stockholder shall have delivered to Buyer lock-up agreements in substantially the form requested by any underwriter from Buyer's principal stockholders in connection with any offering of Buyer's capital stock (the "Lock-Up Agreements").

Section 7.10 Employment Agreement. William B. Yeomans shall have entered into an employment agreement in substantially the form attached hereto as Exhibit D (the "Employment Agreement").

Section 7.11 Certain Proceedings. No writ, order, decree or injunction of a court of competent jurisdiction or other Governmental Authority shall have been entered against Buyer, any Stockholder or the Company that prohibits or restricts the transactions contemplated hereby, limits or restricts the operation of the Company's business as it is currently conducted, or otherwise restricts the Company's exercise of full rights to own and operate its business after the Effective Date, and no action, proceeding, investigation, regulation or legislation shall have been instituted or threatened before any court or other Governmental Authority which (i) questions the validity or legality of the transactions contemplated hereby or seeks to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to, or arising out of, this Agreement or the consummation of the transactions contemplated hereby;
(ii) seeks material damages against Buyer, any Stockholder or the Company as a result of the transactions contemplated hereby; or (iii) can otherwise reasonably be expected to materially and adversely affect Buyer or the Company as a result of the consummation of the transactions contemplated hereby.

Section 7.12 Buyer Investigation. Buyer shall be reasonably satisfied with the results of its due diligence investigation of the Company and the Business.

Section 7.13 Stockholders' Actions. All actions to be taken by the Stockholders in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Buyer.

Section 7.14 Certificate of Merger. The Certificate of Merger shall have become effective under the DGCL and the NYBCL.

                                   ARTICLE 8

        CONDITIONS TO THE OBLIGATIONS OF THE STOCKHOLDERS AND THE COMPANY

         The obligations of the Stockholders and the Company to consummate the transactions provided for in this Agreement are subject to all of the conditions set forth below in this Article 8, any of which may be waived in writing by the Stockholders and the Company.

Section 8.1 Performance by Buyer. Buyer shall have performed in all material respects all of its agreements and covenants under this Agreement required to be performed by it at or prior to the Closing.

Section 8.2 Truth of Representations and Warranties. Each of the representations and warranties of Buyer contained in this Agreement (i) specifically qualified by materiality, shall be true and complete as so qualified, and (ii) if not qualified by materiality, shall be true and complete in all material respects, in each such case, on and as of the Closing Date, with the same effect as if then made, except where any such representation or warranty is as of a specific earlier date in which event it shall remain true and correct (as qualified) as of such earlier date.

Section 8.3 Deliveries. Buyer shall have made all of the deliveries set forth in Section 9.3.

Section 8.4 Certain Proceedings. No writ, order, decree or injunction of a court of competent jurisdiction or other Governmental Authority shall have been entered against any Stockholder or the Company that prohibits or restricts the transaction contemplated hereby and no action, proceeding, investigation, regulation or legislation shall have been instituted or threatened before any court or any other Governmental Authority which (i) questions the validity or legality of the transactions contemplated hereby or seeks to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to, or arising out of, this Agreement or the consummation of the transactions contemplated hereby, (ii) seeks material damages against any Stockholder as a result of the transactions contemplated hereby or (iii) can otherwise reasonably be expected to materially and adversely affect any Stockholder as a result of the consummation of the transaction contemplated hereby.

Section 8.5 Buyer Actions. All actions to be taken by Buyer in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Stockholders.

Section 8.6 Certificate of Merger. The Certificate of Merger shall have become effective under the DGCL and the NYBCL.

                                   ARTICLE 9

                                     CLOSING

Section 9.1 Closing. Subject to satisfaction or waiver of all of the conditions of closing set forth in Articles 7 and 8, the closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Dow, Lohnes & Albertson, PLLC, 1200 New Hampshire Ave., N.W., Suite 800, Washington, D.C. 20036, at 10:00 a.m., local time, on the date specified by Buyer by notice to the Stockholders and the Company, which specified date shall be no later than ten business days after the conditions of Closing set forth in Sections 7.3 and
7.4 have been satisfied or waived by the party entitled to the benefit thereof or on such other date as Buyer, the Stockholders and the Company may mutually agree (the "Closing Date").

Section 9.2 Deliveries and Actions by the Stockholders and the Company. The Stockholders and/or the Company as applicable, shall deliver to Buyer the following items at the Closing:

(a) Consents. The Stockholders and the Company shall deliver to Buyer at Closing originals of the Material Consents and any other Consents which the Stockholders and the Company shall obtain.

(b) Articles of Incorporation, Certified Bylaws and Certificates of Existence and Good Standing for the Company. The Company shall deliver to Buyer at Closing
(i) copies of the certificate of incorporation or other applicable governing instruments and all amendments thereto of the Company certified within ten business days prior to the Closing by the Secretary of State of the State of New York, (ii) copies of the bylaws or other applicable governing instruments of the Company certified by the Secretary or Assistant Secretary of the Company as being correct, complete and in full force and effect on the Closing Date, and
(iii) certificates of existence and good standing of the Company dated within ten business days of the Closing Date issued by the Secretary of State of the State in which the Company is organized or qualified to conduct business.

(c) Certificates. The Stockholders shall deliver to Buyer the stock certificates representing all of the issued and outstanding shares of Company Common Stock in blank in accordance with Section 2.1(g).

(d) Resignations and Releases. The Company shall deliver to Buyer resignations of the officers and directors of the Company effective as of the Closing. The Stockholders shall deliver to Buyer releases of the officers and directors of the Company and their respective Affiliates releasing all claims they may have against the Company, in a form satisfactory to Buyer.

(e) Employment Agreement and Lock-Up Agreements.  The applicable parties thereto
shall  deliver  to  Buyer  fully  executed  Employment   Agreement  and  Lock-Up
Agreements.

(f) Opinion of Counsel. The Company shall deliver the favorable opinion of Hiscock & Barclay, LLP substantially in the form of Exhibit E hereto.

(g) Post-Closing Escrow Agreement. The Company and the Stockholders shall deliver to Buyer and the Escrow Agent the Post-Closing Escrow Agreement, duly executed by the Stockholders.

(h) Stockholders and Company Closing Certificate. The Stockholders and the Company shall deliver to Buyer at Closing a certificate executed by the Stockholders' Representative and the Company certifying (i) as to the incumbency and signatures of the Stockholders and officers of the Company who executed this Agreement and the agreements contemplated hereby on behalf of the Stockholders and the Company, (ii) as to the adoption of the unanimous written consents of the Board of Directors of the Company and the Stockholders which are in full force and effect on the Closing Date authorizing the execution and delivery of this Agreement and the agreements contemplated hereby and the performance of the obligations of the Company hereunder and thereunder, (iii) as to the Company's bylaws and all amendments thereto as being correct, complete and in full force and effect on the Closing Date and (iv) that the conditions to the Buyer's obligation to consummate the transactions contemplated by this

Agreement set forth in Sections 7.1 and 7.2 have been satisfied (the "Stockholders and Company Closing Certificate").

Section 9.3 Deliveries by Buyer. Buyer shall deliver to the Stockholders and the Company the following items at the Closing:

(a) Certificates of Existence, Good Standing and Qualification. Buyer shall deliver to the Stockholders and the Company at Closing a certified copy of its certificate of incorporation and a certificate of good standing with respect to Buyer, dated within ten business days of the Closing Date, issued by the Secretary of State of the State of Delaware.

(b) Buyer's Closing Certificate. Buyer shall deliver to the Stockholders and the Company at Closing a certificate of an executive officer of Buyer certifying (i) as to the incumbency and signatures of the officers of Buyer who executed this Agreement and the agreements contemplated hereby on behalf of Buyer, (ii) as to the adoption of resolutions of the executive committee of the board of directors of Buyer which are in full force and effect on the Closing Date authorizing the execution and delivery of this Agreement and the agreements contemplated hereby and the performance of the obligations of Buyer hereunder and thereunder, (iii) as to Buyer's bylaws and all amendments thereto as being correct, complete and in full force and effect on the Closing Date and (iv) that the conditions to the Stockholders' and the Company's obligations to consummate the transactions contemplated by this Agreement set forth in Sections 8.1 and 8.2 have been satisfied.

(c) Consideration. Buyer shall deliver to the Stockholders a copy of its written instructions to its transfer agent to be delivered pursuant to Section 2.1(f).

(d) Company Liabilities. Buyer shall have made the payments required pursuant to
Section 2.1(e).

(e) Post-Closing Escrow Agreement. Buyer shall deliver to the Stockholders and the Escrow Agent the Post-Closing Escrow Agreement, duly executed by Buyer.

                                   ARTICLE 10

                                   TERMINATION

Section 10.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

(a)      by mutual written agreement of the Stockholders, the Company and Buyer;

(b)      by either the Stockholders, the Company or Buyer, if:

(i) the transaction contemplated hereby has not been consummated on or before February 1, 2000 (the "Termination Date"); provided that the right to terminate this Agreement pursuant to this Section 10.1(b)(i) shall not be available to a party whose breach of any provision of this Agreement results in the failure of such transaction to be consummated by the Termination Date; or

(ii) (A) there shall be any law or regulation that makes consummation of the transaction contemplated hereby illegal or otherwise prohibited or (B) any judgment, injunction, order or decree of any court or other Governmental Authority having competent jurisdiction enjoining the Stockholders, the Company or Buyer from consummating such transaction is entered, and such judgment, injunction, order or decree shall have become final.

(c) by  Buyer if on any date  determined  for the  Closing  in  accordance  with
Section 9.1 each condition in Article 8 has been satisfied (or will be satisfied by actions to be taken at the Closing) and either a condition set forth in
Article 7 has not been satisfied (or will not be satisfied by actions to be taken at the Closing) or the Stockholders and/or the Company have nonetheless refused to consummate the Closing; provided that Buyer may not terminate pursuant to this Section 10.1(c) if the failure of any condition set forth in
Article 7 to be satisfied was principally caused by Buyer's breach of or failure to perform any of its covenants and agreements in accordance with this Agreement;

(d) by the Stockholders and/or the Company if on any date determined for the Closing in accordance with Section 9.1 each condition in Article 7 has been satisfied (or will be satisfied by actions to be taken at the Closing) and either a condition set forth in Article 8 has not been satisfied (or will not be satisfied by actions to be taken at the Closing) or Buyer has nonetheless refused to consummate the Closing; provided that the Stockholders and the Company may not terminate pursuant to this Section 10.1(d) if the failure of any condition set forth in Article 8 to be satisfied was principally caused by the Stockholders' or the Company's breach of or failure to perform any of its covenants and agreements in accordance with this Agreement.

                  The party desiring to terminate this Agreement pursuant to this Section 10.1 (other than pursuant to Section 10.1(a)) shall give notice of such termination to the other parties hereto.

Section 10.2 Effect of Termination.  If this Agreement is terminated pursuant to
Section 10.1, this Agreement shall become void and of no effect without liability of any party hereto to the other parties hereto, except that (a) the agreements contained in this Section 10.2 shall survive the termination hereof, and (b) no such termination shall relieve any party of any liability or damages resulting from any material breach by such party of any representation, warranty, covenant or agreement set forth in this Agreement.



                                   ARTICLE 11

                                 INDEMNIFICATION

Section  11.1  Survival  of   Representations   and   Warranties.   All  of  the
representations and warranties of the parties hereto contained in this Agreement shall survive the Closing hereunder (even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing) and continue in full force and effect until the latest of: (a) the date that is two years after the Closing Date, (b) the date of final resolution of a claim that has been asserted in writing to the other party prior to the ending of such two year period, and (c) as to the representations and warranties made in Sections 3.1, 3.5, 4.1, 4.2, 5.1, 5.2, 5.7, 5.9, 5.11, 5.22 and 5.24, 60 days after the
expiration of the applicable  statute of limitations (including   all  periods
of  extension   thereof)  or,  if  later  as  to  the representations  and warranties made in Section 5.11, until the final resolution of any claim asserted in writing by a Governmental Authority.

Section 11.2 Indemnification by the Stockholders. From and after the Closing, the Stockholders shall indemnify Buyer and its affiliates, officers, directors, employees, stockholders and agents (the "Buyer Indemnified Parties") against and hold them harmless from any liability, claim, damage, Tax or expense (including reasonable legal fees and expenses) ("Losses") suffered or incurred by any Buyer Indemnified Party as a result of, arising from or relating to the following:

(a) any breach of any representation or warranty of the Stockholders contained in this Agreement or any certificate delivered pursuant hereto;

(b) any breach of any covenant or agreement of the Stockholders contained in this Agreement, including, without limitation, the actions or inactions of the Stockholders' Representative;

(c) any breach of any covenant or agreement of the Company contained in this Agreement relating to the period prior to the Effective Time;

(d) liabilities of the Company resulting from or arising out of the conduct of the Business prior to the Effective Time to the extent such liabilities are not included as adjustments in the determination of the Purchase Price pursuant to
Section 2.3;

(e) any claim arising out of any breach or violation or alleged breach or violation of any Environmental, Health and Safety Requirement relating to any Real Property owned or leased by the Company or its predecessors, which breach or violation occurred or allegedly occurred prior to the Effective Time, or arising out of any environmental matters described on Schedule 11.2, and any judgment or other adverse determination or settlement or claim arising out of any suit, action or proceeding arising out of the conduct of the Business prior to the Effective Time, including those claims and other matters described on
Schedule 11.2;

(f) expenses of any Stockholder or the Company relating to the consummation of the transactions contemplated by this Agreement, including fees and expenses of attorneys, accountants, financial advisors and broker fees;

(g) any Taxes of the Company for any taxable period or portion thereof ending on or prior to the Closing Date;

(h) any Lien, other than Permitted Liens, or any assets of the Company arising prior to the Effective Time or as a result of any action or inaction by the Company or the Stockholders prior to the Effective Time, which are set forth in Lien, Tax and judgment searches
                                      -47-
obtained by Buyer in each state and country in which any Stockholder or the Company has assets; and

(i) any action, suit, proceeding, claim, demand, assessment or judgment incident to the foregoing or incurred in investigating or to avoid the same or to oppose the imposition thereof or in enforcing this indemnity.

Section 11.3 Indemnification by Buyer. From and after the Closing, Buyer shall indemnify the Stockholders and their affiliates, officers, directors, employees, stockholders and agents (the "Stockholders' Indemnified Parties") against and hold them harmless from any Losses suffered or incurred by any Stockholders' Indemnified Parties as a result of, arising from or relating to the following:

(a) any breach of any representation or warranty of Buyer contained in this Agreement or in any certificate delivered pursuant hereto;

(b) any breach of any covenant or agreement of Buyer contained in this Agreement;

(c) liabilities of the Company resulting from or arising out of the conduct of the Business by the Company after the Closing, unless and to the extent Buyer is entitled to indemnification therefore pursuant to Section 11.2; and

(d) any action, suit, proceeding, claim, demand, assessment or judgment incident to the foregoing or incurred investigating or to avoid the same or to oppose the imposition thereof or in enforcing this indemnity.

Section 11.4 Procedure for Indemnification. The procedure for indemnification shall be as follows:

(a) The party claiming indemnification (the "Claimant") shall promptly give notice to the party from which indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying in reasonable detail the factual basis for the claim, the amount thereof, estimated in good faith, and the method of computation of such claim, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such indemnification claim shall have occurred. If the claim relates to an action, suit, or proceeding filed by a third party against the Claimant, such notice shall be given by the Claimant promptly after written notice of such action, suit, or proceeding was given to the Claimant; provided, however, that any delay in giving the notice shall not impair the Claimant's rights hereunder unless such delay has a material adverse effect on the Indemnifying Party's ability to defend such claim.

(b) With respect to claims solely between the parties, following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree prior to the expiration of such thirty day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within such thirty day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate remedies at law or equity, as applicable.

(c) With respect to any claim by a third party as to which the Claimant is entitled to indemnification under this Agreement, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in such defense with legal counsel of the Claimant's own selection, but the fees and expenses of such counsel shall be its fees and expenses unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party has failed to assume the defense of such claim, within five business days after receiving notice of such claim, (iii) the remedies sought against the Claimant include any remedy that is not solely a claim for monetary damages or (iv) the named parties to any proceeding in respect of the claim (including any impleaded parties) include both the Indemnifying Party and the Claimant and the Claimant has been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case, if the Claimant notifies the Indemnifying Party that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action, claim or proceeding on behalf of the Claimant, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Claimant). If the Indemnifying Party does not (or, as provided in clause (iv) of the preceding sentence, cannot) elect to assume control or otherwise participate in the defense of any third-party claim, then the Claimant may defend through counsel of its own choosing and (so long as it gives the Indemnifying Party at least five days prior written notice of the terms of any proposed settlement thereof and permits the Indemnifying Party to then undertake the defense thereof) settle such claim, action or suit, and to recover from the Indemnifying Party the amount of such settlement or of any judgment and the costs and expenses of such defense. The Indemnifying Party shall not compromise or settle any third party claim, action or suit without the prior written consent of the Claimant, which consent will not be unreasonably withheld or delayed.

(d) If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every reasonable effort to reach a decision with respect thereto as expeditiously as practicable.

(e) Following the Closing, the Stockholders shall have no right of contribution against the Company for any indemnification payment made by the Stockholders hereunder or otherwise, and the Stockholders hereby waive any and all rights of contribution that they may have against the Company.

Section 11.5 Indemnification Escrow. On the Closing Date, Buyer, the Stockholders and the Escrow Agent shall execute a Post-Closing Escrow Agreement substantially in the form attached as Exhibit F hereto (the "Post-Closing Escrow Agreement") in accordance with which Buyer shall deposit 22,250 shares of Buyer Common Stock with the Escrow Agent (such shares and all amounts and other property held from time to time by the Escrow Agent in respect of such shares, including any dividends, stock dividends or other earnings in respect thereof, the "Indemnification Funds") in order to provide a fund for the payment of any claims for which Buyer is entitled to indemnification as provided in this
Article 11. The Indemnification Funds shall be held and disbursed in accordance with the terms of the Post-Closing Escrow Agreement.

Section 11.6 Basket Amount. The Stockholders' and Buyer's obligations under Sections 11.2(a) and 11.3(a) shall not be payable by the Stockholders or Buyer, as the case may be, unless and until the amount of the Stockholders' obligations (in the case of claims pursuant to Section 11.2) and the amount of the Buyer's obligations (in the case of claims pursuant to Section 11.3) exceeds Fifty Thousand Dollars ($50,000) (the "Basket Amount") in the aggregate; provided, that once the aggregate amount of Losses suffered or incurred by the Buyer Indemnified Parties, in the aggregate, or the Stockholders' Indemnified Parties, in the aggregate, exceeds the Basket Amount, indemnification shall be made by the Stockholders and the Buyer, respectively, for all Losses suffered or incurred by the Buyer Indemnified Parties or the Stockholders' Indemnified Parties, respectively, without regard to the Basket Amount.

ARTICLE 12

                                  MISCELLANEOUS

Section 12.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to such state's conflict of law rules.

Section 12.2 Successors and Assigns. Except as otherwise expressly provided herein, no party hereto may assign its or his rights and obligations hereunder unless such party obtains the prior written consent of the other parties hereto. Except as otherwise provided herein, this Agreement shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto.

Section 12.3 Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

Section 12.4 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, or by reputable overnight delivery service, postage prepaid, or otherwise delivered by hand or by messenger, addressed as follows:

to the Stockholders                 Vertical Properties, Inc.
and the Company:                    221 Walton Street
                                    Syracuse, New York  13202
                                    Attention:  William B. Yeomans
                                    Telephone:  (315) 476-2812
                                    Fax:  (315) 476-3408


with a copy to:                     Hiscock & Barclay, LLP
                                    Financial Plaza
                                    221 South Warren Street
                                    Syracuse, New York  13202
                                    Attention:  George S. Deptula, Esq.
                                    Telephone:  (315) 425-2725
                                    Fax:  (315) 425-8545

to Buyer:                           SpectraSite Holdings, Inc.
                                    100 Regency Forest Drive, Suite 400
                                    Cary, North Carolina  27511
                                    Attention:  John H. Lynch
                                    Telephone:  (919) 468-0112
                                    Fax: (919) 468-8522

with a copy to:                     Dow, Lohnes & Albertson, PLLC
                                    1200 New Hampshire Avenue, N.W.
                                    Suite 800
                                    Washington, DC  20036
                                    Attention:  Timothy J. Kelley, Esq.
                                    Telephone:  202-776-2000
                                    Fax:  202-776-2222

Notice shall be deemed to be given upon receipt.

Section 12.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy hereunder shall impair any such right, power or remedy of any party hereto, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party hereto of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any party hereto, shall be cumulative and not alternative.

Section 12.6 Counterparts. This Agreement may be executed in any number of counterparts, by original or facsimile signature, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.
                                      -51-

Section 12.7 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

Section 12.8 Headings. The subject headings of the sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

Section 12.9 Waiver of Jury Trial. Each party hereto hereby waives any right to a trial by jury with respect to any action relating to this Agreement.

Section 12.10 Exclusive Benefit. Nothing in this Agreement is intended to confer any rights or remedies, whether express or implied, under or by reason of this Agreement, on any persons other than the parties hereto and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement.

Section 12.11 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

Section 12.12 Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof. Nothing in any Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless such Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).

Section 12.13 Enforcement of Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled
                                      -52-
at law or in equity. In the event of any action to enforce this Agreement, the breaching party hereby waives the defense that there is an adequate remedy at law and no bond or other security shall be required for the party seeking to enforce this Agreement pursuant to this Section 12.13..

Section 12.14 Acquisition of Buyer. Notwithstanding anything in this Agreement to the contrary, if the Buyer consummates a Change of Control Transaction, Buyer or its successor in such Change of Control Transaction may, at its election, deliver to the Stockholders shares of Acquiror Capital Stock having a value, determined on the basis of the weighted average closing price for the shares of the Acquiror's Capital Stock so delivered as quoted on the principal national securities exchange or automated quotation system on which such Acquiror Capital Stock is traded and reported in the Wall Street Journal during the period of thirty consecutive trading days ending on the third business day prior to the Qualifying Lease Payment Date or Qualifying LOI Payment Date, as the case may be, equal to the amount to be delivered pursuant to Section 2.4(a) or 2.4(b), as the case may be, in lieu of shares of Buyer Common Stock. For purposes hereof, a "Change of Control Transaction" means a transaction or series of transactions pursuant to which a Person (the "Acquiror") acquires all or substantially all of the outstanding capital stock of Buyer in full or partial consideration of the delivery by the Acquiror to the stockholders of Buyer of shares of capital stock of the Acquiror ("Acquiror Capital Stock").

Section 12.15      Stockholders' Representative.

(a)  Pursuant  to the  terms of this  Section  12.15,  each  Stockholder  hereby appoints William B. Yeomans to act as such Stockholder's agent and representative (the "Stockholders' Representative") for purposes of receiving on his or her behalf all notices under this Agreement, issuing on his or her behalf such notices under this Agreement as the Stockholders' Representative shall determine in his sole discretion to issue, and performing such other administrative and other functions under this Agreement as may become necessary or desirable.

(b) The Stockholders' Representative shall have full power and authority to act for and on behalf of the Stockholders in regard to their rights under this Agreement. Without limiting the foregoing, the Stockholders' Representative is authorized to (i) resolve all claims for indemnification under this Agreement,
(ii) retain counsel of his choosing, experts and other professionals as may be necessary or desirable to assist in the resolution of any claim for indemnification under this Agreement, and (iii) execute and deliver the Stockholders and Company Closing Certificate on behalf of the Stockholders. The Stockholders' Representative shall have no right to act as agent for service of process for any one of the Stockholders, except that any notice delivered to the Stockholders' Representative with respect to any claim arising pursuant to
Section 11.2 of this Agreement shall be deemed notice to all the Stockholders with respect thereto.

(c) The Stockholders' Representative shall be entitled to reasonable compensation from the Stockholders for his services and reimbursement of all expenses, including the cost of error and omissions insurance incurred in his capacity as the Stockholders' Representative.

(d) At any time after the date hereof, Buyer shall be fully entitled in acting on and relying upon any written notice, direction, request, waiver, consent, receipt or other paper or document that Buyer in good faith believes to have been signed or presented by the Stockholders' Representative and Buyer will have no liability to any Stockholder if it acts in accordance with the foregoing.

(e) The Stockholders' Representative shall be entitled to reimbursement by the Stockholders of all reasonable expenses (including the cost of errors and omissions insurance) incurred in his capacity as Stockholders' Representative. The Stockholders shall indemnify and hold harmless the Stockholders'
Representative from any and all costs, expenses, or damages (paid or incurred) in connection with the performance of his obligations pursuant to this Agreement, other than those arising from the gross negligence or willful misconduct of the Stockholders' Representative. The Stockholders shall be jointly and severally liable to the Stockholders' Representative for any liability arising out of this Section 12.15.

             IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed as of the day and year first above written.


                                                SPECTRASITE HOLDINGS, INC.



                                        By:/s/Stephen H. Clark
                                           ----------------------------
                                           Stephen H. Clark
                                           Chief Executive Officer and President



                                                   VPI MERGER SUB, INC.



                                        By:/s/Stephen H. Clark
                                           -------------------------------------
                                            Stephen H. Clark
                                            President



                                                   VERTICAL PROPERTIES, INC.



                                        By:/s/William B. Yeomans
                                           -------------------------------------
                                           William B. Yeomans
                                           Chief Executive Officer


                                          /s/William B. Yeomans
                                          -------------------------------------
                                          William B. Yeomans


                                          /s/Robert E. Sundius
                                          ------------------------------------
                                          Robert E. Sundius


                                          /s/M. Cain Prater
                                          -----------------------------------
                                          M. Cain Prater

                                          /s/W.Thomas Thornton
                                          ------------------------------------
                                          W. Thomas Thornton

                                          /s/Stephen DiMarco
                                          ------------------------------------
                                          Stephen DiMarco

                                          /s/Patrick M. Kilmartin
                                          --------------------------------
                                          Patrick M. Kilmartin

                                          /s/Stephen Smith
                                          --------------------------------
                                          Stephen Smith

                                          /s/David DiMarco
                                          --------------------------------
                                          David DiMarco

                                          /s/James Gray
                                          --------------------------------
                                          James Gray

                                          /s/Monica Farren
                                          --------------------------------
                                          Monica Farren

                                          /s/William B. Yeomans
                                          --------------------------------
                                          William B. Yeomans, as Stockholders'
                                          Representative